UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant   ☒
Filed by a Party other than the Registrant   ☐
Check the appropriate box:
☐
Preliminary Proxy Statement

☐
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒
Definitive Proxy Statement

☐
Definitive Additional Materials

☐
Soliciting Material Pursuant to Section §240.14a-12

THERAVANCE BIOPHARMA, INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒
No fee required

☐
Fee paid previously with preliminary materials

☐
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

March 25, 2022
To the shareholders of Theravance Biopharma, Inc.:
The 2022 Annual General Meeting of Theravance Biopharma, Inc. (the “Annual Meeting”) will be held on April 26, 2022 at 12:00 p.m. Irish Standard Time, at The Merrion Hotel, Upper Merrion St., Dublin 2, Ireland.
Details regarding admission to the Annual Meeting and the business to be conducted are described in the accompanying proxy materials. Also included is a copy of our 2021 Annual Report on Form 10-K. We encourage you to read this information carefully.
Your vote is important. Whether or not you plan to attend the Annual Meeting, please date, sign, and return your proxy card in the enclosed envelope, or vote via telephone or the Internet according to the instructions in the accompanying proxy materials, as soon as possible to ensure that your shares will be represented and voted at the Annual Meeting. Voting by proxy does not preclude you from voting in person if you choose to attend the Annual Meeting.
Thank you for your ongoing support of Theravance Biopharma.
Very truly yours,
Rick E Winningham
Chief Executive Officer and Chairman

THERAVANCE BIOPHARMA, INC.
P.O. Box 309, Ugland House
Grand Cayman, KY1-1104
Cayman Islands
NOTICE OF 2022 ANNUAL GENERAL MEETING

Time and Date:	April 26, 2022 at 12:00 p.m. Irish Standard Time
Place:	The Merrion Hotel, Upper Merrion St., Dublin 2, Ireland
Items of Business:
(1)
To elect the following two directors to serve as Class II members of the board of directors until the annual general meeting held in 2025 and until their successors are duly elected and qualified: Rick E Winningham and Donal O’Connor.

(2) To ratify the appointment of Ernst & Young LLP as Theravance Biopharma, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2022.
(3) To transact such other business as may properly come before the annual general meeting or any adjournment thereof.
These items of business are more fully described in the proxy statement accompanying this notice.
Adjournments:	Any action on the items of business described above may be considered at the annual general meeting at the time and on the date specified above or at any time and date to which the annual general meeting may be properly adjourned.
Record Date:	You are entitled to vote if you were a shareholder of record as of the close of business on February 28, 2022.
Voting:	Your vote is very important. We encourage you to read the proxy statement and vote on the Internet or by telephone or submit your proxy card as soon as possible. For specific instructions on how to vote your shares, please refer to the section entitled “Questions and Answers About Procedural Matters.”
If you have any questions regarding this information or the proxy materials, please visit our website at www.theravance.com or contact our investor relations department at (650) 808-4045. All shareholders are invited to attend the annual general meeting; however, even if you plan to attend in person, we urge you to complete, sign and return the enclosed proxy card, or vote via telephone or on the Internet as instructed in these materials.
By order of the board of directors,
Rick E Winningham
Chief Executive Officer and Chairman
March 25, 2022

You are invited to attend the annual general meeting in person. Whether or not you expect to attend the annual general meeting, please complete, date, sign and return the enclosed proxy card, or vote via telephone or the Internet as instructed in these materials, as promptly as possible to ensure your representation at the annual general meeting. A return envelope (which is postage prepaid if mailed in the U.S.) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the annual general meeting. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote at the annual general meeting, you must provide a valid proxy issued in your name from that record holder.
Important Notice Regarding the Availability of Proxy Materials for the
Annual General Meeting to be held on Tuesday, April 26, 2022:
The proxy statement and annual report are available at http://investor.theravance.com/proxy

i

ii

THERAVANCE BIOPHARMA, INC.
P.O. Box 309, Ugland House
Grand Cayman, KY1-1104
Cayman Islands
PROXY STATEMENT FOR
2022 ANNUAL GENERAL MEETING

This proxy statement is furnished in connection with a solicitation of proxies by our board of directors for use at the 2022 Annual General Meeting (the “Annual Meeting”) to be held at 12:00 p.m. Irish Standard Time (“IST”) on April 26, 2022, and any adjournments thereof. The Annual Meeting will be held at The Merrion Hotel, Upper Merrion St., Dublin 2, Ireland. We urge you to vote your shares by completing, dating, signing and returning the enclosed proxy card, or following the instructions on the enclosed proxy card to submit your proxy via telephone or on the Internet. We intend to commence mailing this proxy statement and accompanying proxy card on or about March 25, 2022 to all shareholders of record entitled to vote at the Annual Meeting.
As used in this proxy statement, the terms “Theravance Biopharma,” the “Company,” “we,” “us,” and “our” mean Theravance Biopharma, Inc. and its subsidiaries unless the context indicates otherwise. All references to “elect”, “elected” or “election” with respect to directors shall be construed as “appoint”, “appointed” or “appointment” under Cayman Islands law.
Special Note regarding Forward-Looking Statements
This proxy statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements involve risks, uncertainties and assumptions. All statements in this proxy statement, other than statements of historical facts, including statements regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans, intentions, designs, expectations and objectives are forward-looking statements. The words “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “designed,” “developed,” “drive,” “estimate,” “expect,” “forecast,” “goal,” “indicate,” “intend,” “may,” “mission,” “opportunities,” “plan,” “possible,” “potential,” “predict,” “project,” “pursue,” “represent,” “seek,” “suggest,” “should,” “target,” “will,” “would,” and similar expressions (including the negatives thereof) are intended to identify forward looking statements, although not all forward looking statements contain these identifying words. These statements reflect our current views with respect to future events or our future financial performance, are based on assumptions, and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. We may not actually achieve the plans, intentions, expectations or objectives disclosed in our forward-looking statements and the assumptions underlying our forward-looking statements may prove incorrect. Therefore, you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions, expectations and objectives disclosed in the forward-looking statements that we make. Factors that we believe could cause actual results or events to differ materially from our forward-looking statements include, but are not limited to, those discussed in “Risk Factors,” in Item 1A, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Item 7 and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2021. Our forward-looking statements in this proxy statement are based on current expectations and we do not assume any obligation to update any forward-looking statements for any reason, even if new information becomes available in the future. In addition, while we expect the effects of COVID-19, including new variants, to continue to adversely impact our business operations and financial results, the extent of the impact on our ability to generate revenue from YUPELRI® (revefenacin), our clinical development programs, and the value of and market for our ordinary shares, will depend on future developments that are highly uncertain and cannot be predicted with confidence at this time. These potential future developments include, but are not limited to, the ultimate duration of the COVID-19 pandemic, travel restrictions, quarantines, vaccination levels, social distancing and business closure requirements in the United States and in other countries, other measures taken by us and those we work with to help protect individuals from contracting COVID-19, and the effectiveness of actions taken globally to contain and treat the disease, including vaccine availability, distribution, acceptance and effectiveness.

QUESTIONS AND ANSWERS ABOUT PROCEDURAL MATTERS
Annual Meeting
Q:
Why am I receiving these proxy materials?

A:
Our board of directors is providing these proxy materials to you in connection with our solicitation of proxies for use at the Annual Meeting to be held on April 26, 2022 at 12:00 p.m. IST, and at any adjournment thereof, for the purpose of considering and acting upon the matters set forth herein. You may attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card or follow the instructions on the enclosed proxy card to submit your proxy via telephone or on the Internet.

Q:
What information is contained in this proxy statement?

A:
The information in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our directors and certain of our executive officers, corporate governance, and certain other information.

Q:
Where is the Annual Meeting?

A:
The Annual Meeting will be held at The Merrion Hotel, Upper Merrion St., Dublin 2, Ireland. You may attend the Annual Meeting in person; however, we urge you to vote your shares by completing, signing and returning the enclosed proxy card, or following the instructions on the enclosed proxy card to submit your proxy via telephone or on the Internet. We intend to hold a short Annual Meeting that covers only required formal business. We will not be providing a general business update at the Annual Meeting. In addition, the date, time or location of the Annual Meeting could change due to the progression of the coronavirus pandemic.

Q:
Can I attend the Annual Meeting?

A:
We will hold a physical meeting, which you may attend if you were a shareholder of record or a beneficial owner as of February 28, 2022 (the “Record Date”). For admission to the Annual Meeting you must present valid picture identification such as a driver’s license or passport and, if asked, provide proof of share ownership as of the Record Date. In addition, you must comply with all applicable pandemic-related requirements in place at the time of the Annual Meeting, including those set forth by the Republic of Ireland, the City of Dublin, and for admission to The Merrion Hotel. The Annual Meeting will be held at The Merrion Hotel, Upper Merrion St., Dublin 2, Ireland and shareholders may request directions to the location of our Annual Meeting by calling (650) 808-4045. However, you do not need to attend the Annual Meeting to vote your shares and we urge you to vote your shares by completing, signing and returning the enclosed proxy card, or following the instructions on the enclosed proxy card to submit your proxy via telephone or on the Internet. We intend to hold a short Annual Meeting that covers only required formal business. We will not be providing a general business update at the Annual Meeting.

Share Ownership
Q:
What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A:
Shareholders of record — If your shares are registered directly in your name with our transfer agent, Computershare, you are considered the “shareholder of record” with respect to those shares and this notice was provided to you directly by us. As the shareholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person at the Annual Meeting.

Beneficial owners — Many Theravance Biopharma shareholders hold their shares through a bank, broker, trustee or other nominee, rather than directly in their own name. If your shares are held in a brokerage account or by a bank, trustee or another nominee, you are considered the “beneficial owner”

of shares held in “street name” and a notice was forwarded to you by your bank, broker, trustee or other nominee, which is considered the shareholder of record with respect to those shares.
As the beneficial owner, you have the right to direct your bank, broker, trustee or other nominee on how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since beneficial owners are not shareholders of record, you may not vote your shares in person at the Annual Meeting unless you follow your bank’s, broker’s, trustee’s or other nominee’s procedures for obtaining a legal proxy. If you request a printed copy of the proxy materials by mail, your bank, broker, trustee or other nominee will provide a voting instruction card for you to use.
Quorum and Voting
Q:
How many shares must be present or represented to conduct business at the Annual Meeting?

A:
A quorum is the minimum number of shares required to be present at the Annual Meeting for the meeting to be properly held under our Amended and Restated Memorandum and Articles of Association and Cayman Islands law. The presence, in person or by proxy, of members holding in aggregate not less than a majority of the shares of all voting share capital of Theravance Biopharma in issue and entitled to vote will constitute a quorum at the meeting. Except as otherwise expressly provided by the Amended and Restated Memorandum and Articles of Association or by law, the holders of ordinary shares will vote together as a single class on all matters submitted to a vote or for the consent of the shareholders of Theravance Biopharma. Each holder of ordinary shares will have the right to one vote per ordinary share. A proxy submitted by a shareholder may indicate that the shares represented by the proxy are not being voted with respect to a particular matter.

Abstentions and broker “non-votes” are counted as present and entitled to vote and are therefore included for purposes of determining whether a quorum is present at the Annual Meeting.
A broker non-vote occurs when a nominee holding shares for a beneficial owner submits a completed proxy card but does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.
Q:
Who is entitled to vote at the Annual Meeting?

A:
Holders of record of our ordinary shares at the close of business on February 28, 2022, the Record Date, are entitled to receive notice of and to vote their shares at the Annual Meeting. As of the Record Date, we had 75,901,646 ordinary shares in issue. In deciding all matters at the Annual Meeting, each holder of ordinary shares of Theravance Biopharma will be entitled to one vote per ordinary share held as of the close of business on the Record Date. We do not have cumulative voting rights for the election of directors.

Q:
How can I vote my shares in person at the Annual Meeting?

A:
Shares held in your name as the shareholder of record may be voted in person at the Annual Meeting. Shares held beneficially in street name may be voted in person at the Annual Meeting only if you obtain a legal proxy from the broker, trustee or other nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy card or follow the voting directions described below, so that your vote will be counted if you later decide not to attend the meeting.

Q:
How can I vote my shares without attending the Annual Meeting?

A:
Shareholder of record — If you are a shareholder of record, there are three ways to vote without attending the Annual Meeting:

•
Via the Internet — You may vote by proxy via the Internet by following the instructions provided in the proxy card.

•
By Telephone — You may vote by proxy by telephone by calling the toll free number found on the proxy card.

•
By Mail — You may vote by proxy by filling out the proxy card and returning it in the envelope provided.

Beneficial owners — If you are a beneficial owner holding shares through a bank, broker, trustee or other nominee, please refer to the information forwarded by your bank, broker, trustee or other nominee to see which voting options are available to you.
Q:
What proposals will be voted on at the Annual Meeting?

A:
At the Annual Meeting, shareholders will be asked to vote:

(1)
To elect the two directors identified in this proxy statement to serve as Class II directors until the annual general meeting held in 2025 and until their successors are duly elected and qualified;

(2)
To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and

(3)
To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Q:
What is the voting requirement to approve each of the proposals?

A:
Proposal One — An ordinary resolution, being a majority of the votes duly cast at the annual general meeting, is required for the election of each director. If the number of shares voted “FOR” a director nominee exceeds the number of votes cast “AGAINST,” the nominee will be elected as a director. You may vote “FOR,” “AGAINST” or “ABSTAIN” on each of the nominees for election as director. Abstentions and broker non-votes will not affect the outcome of the Proposal, other than counting towards the quorum of the meeting.

Proposal Two — An ordinary resolution, being a majority of the votes duly cast at the annual general meeting, is required to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm. If the number of shares voted “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm exceeds the number of votes cast “AGAINST,” the appointment of Ernst & Young LLP as our independent registered public accounting firm will be ratified. As with Proposal One, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions and broker non-votes will not affect the outcome of the Proposal, other than counting towards the quorum of the meeting.
Q:
How does the board of directors recommend that I vote?

A:
Our board of directors unanimously recommends that you vote your shares:

(1)
“FOR” the nominees for election as director listed in Proposal One; and

(2)
“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 as included in Proposal Two.

Q:
What happens if I do not give specific voting instructions?

A:
Shareholder of record — If you are a shareholder of record and you:

•
Indicate when voting on the Internet or by telephone that you wish to vote as recommended by our board of directors; or

•
Sign and return a proxy card without giving specific voting instructions,

then the persons named as proxy holders will vote your shares in the manner recommended by the board of directors on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Beneficial owners — If you are a beneficial owner of shares held in street name and do not provide the bank, broker, trustee or other nominee that holds your shares with specific voting instructions then, under applicable rules, the bank, broker, trustee or other nominee that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. If the bank, broker, trustee or other nominee that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that bank, broker, trustee or other nominee will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”
Q:
How may my bank, broker, trustee or other nominee vote my shares if I fail to provide timely directions?

A:
Banks, brokers, trustees or other nominees holding ordinary shares in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your bank, broker, trustee or other nominee will have discretion to vote your shares on our sole routine matter — the proposal to ratify the appointment of Ernst & Young LLP. Your bank, broker, trustee or other nominee will not have discretion to vote on the election of directors absent direction from you as it is a “non-routine” matter.

Please note that banks, brokers, trustees or other nominees may not vote your shares on the election of directors in the absence of your specific instructions as to how to vote, so we encourage you to provide instructions to your bank, broker, trustee or other nominee regarding the voting of your shares.
Q:
What happens if additional matters are presented at the Annual Meeting?

A:
If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the proxy card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

Q:
Can I change or revoke my vote?

A:
If you are a shareholder of record, you may change your vote by (1) filing with our Secretary, prior to your shares being voted at the Annual Meeting, a written notice of revocation or a duly executed proxy card, in either case dated later than the prior proxy card relating to the same shares, or (2) by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not, by itself, revoke a proxy). A shareholder of record that has voted on the Internet or by telephone may also change his or her vote by later making a timely and valid Internet or telephone vote.

If you are a beneficial owner of shares held in street name, subject to any rules your bank, broker, trustee or other nominee may have, you may change your vote by submitting new voting instructions to your bank, broker, trustee or other nominee.
Any written notice of revocation or subsequent proxy card must be received by our Secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to our Secretary or should be sent to us care of our U.S. subsidiary, Theravance Biopharma US, Inc., at 901 Gateway Boulevard, South San Francisco, California 94080, Attention: Secretary.
We urge you to vote your shares by completing, dating, signing and returning the enclosed proxy card, or following the instructions on the enclosed proxy card to submit your proxy via telephone or on the Internet. Changing your vote prior to the Annual Meeting is most easily accomplished if you submit your proxy via telephone or on the Internet, as your vote may then be changed by simply submitting a new vote via telephone or on the Internet.
Q:
Who will bear the cost of soliciting votes for the Annual Meeting?

A:
We will bear all expenses of this solicitation, including the cost of preparing and mailing these proxy materials. We may reimburse banks, brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of ordinary shares for their reasonable expenses in forwarding solicitation material to such beneficial owners. Directors, officers and employees of Theravance Biopharma may also solicit proxies in person or by other means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. We may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain shareholders. If retained, we would not expect our costs for such services to be significant.
Q:
Where can I find the voting results of the Annual Meeting?

A:
We intend to announce preliminary voting results at the Annual Meeting and will disclose the final results in a current report on Form 8-K within four business days after the Annual Meeting.

Shareholder Proposals and Director Nominations
Q:
What is the deadline to propose actions for consideration at next year’s annual general meeting or to nominate individuals to serve as directors?

A:
You may submit proposals, including director nominations, for consideration at future shareholder meetings.

Requirements for shareholder proposals to be considered for inclusion in our proxy materials — Shareholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual general meeting by submitting their proposals in writing to our Secretary in a timely manner. In order to be considered for inclusion in the proxy statement for the 2023 annual general meeting, shareholder proposals must be received at our principal executive offices no later than November 25, 2022 (that is, not less than 120 calendar days before the one year anniversary of the date this proxy statement was released to shareholders in connection with the 2022 Annual Meeting), and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). A copy of all notices of proposals by shareholders should also be sent to us care of our U.S. subsidiary, Theravance Biopharma US, Inc., at 901 Gateway Boulevard, South San Francisco, California 94080, Attention: Secretary.
Requirements for shareholder proposals to be brought before an annual general meeting — In addition, our Amended and Restated Memorandum and Articles of Association establish an advance notice procedure for shareholders who wish to present certain matters before an annual general meeting. In general, nominations for the election of directors may be made by (i) our board of directors or any committee thereof or (ii) any shareholder who (a) is a shareholder of record on the date of the giving of such notice and on the record date for the determination of shareholders entitled to vote at such meeting and (b) has delivered written notice to our Secretary no later than the Nomination Notice Deadline (as defined below), which notice must contain specified information concerning the nominees and concerning the shareholder proposing such nominations.
Our Amended and Restated Memorandum and Articles of Association also provide that the only business that may be conducted at an annual general meeting is business that is (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of our board of directors (or any duly authorized committee thereof), (ii) otherwise properly brought before the annual general meeting by or at the direction of our board of directors (or any duly authorized committee thereof) or (iii) properly brought before the annual general meeting by a shareholder who has delivered written notice to our Secretary no later than the Notice Deadline (as defined below) and otherwise complied with the provisions of our Amended and Restated Memorandum and Articles of Association; provided, however, that the board of directors may, subject to Rule 14a-8 of the Exchange Act, resolve not to include any proposal for business made by a shareholder other than a proposal related to the nomination of a director made in accordance with Nomination Notice Deadline.
The “Notice Deadline” is defined as that date which is at least 45 days and not more than 75 days prior to the one year anniversary of the date on which we first mailed proxy materials for the prior year’s annual general meeting. As a result, we anticipate that the Notice Deadline for the 2023 annual general meeting will be between January 9, 2023 and February 8, 2023. The “Nomination Notice Deadline”

is defined as that date that is not less than 120 days and not more than 150 days prior to the meeting; provided, however, that in the event less than 130 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the earlier of the day on which such notice of the date of the meeting was mailed or such public disclosure was made.
Recommendation of director candidates — You may recommend candidates to our board of directors for consideration by our nominating/corporate governance committee by following the procedures set forth below in “Corporate Governance — Shareholder Recommendations for Nominations to the Board of Directors.”
Q:
How may I obtain a copy of the provisions of the Amended and Restated Memorandum and Articles of Association regarding shareholder proposals and director nominations?

A:
A copy of the full text of the provisions discussed above may be obtained by writing to our Secretary. A copy of our Amended and Restated Memorandum and Articles of Association is posted on the Investor Relations portion of our website at www.theravance.com. A copy of all requests should also be sent to us care of our U.S. subsidiary, Theravance Biopharma US, Inc., at 901 Gateway Boulevard, South San Francisco, California 94080, Attention: Secretary.

Additional Information about the Proxy Materials
Q:
What does it mean if multiple members of my household are shareholders but we only received one set of proxy materials in the mail?

A:
We have adopted a procedure called “householding,” which the Securities and Exchange Commission (the “SEC”) has approved. Under this procedure, we deliver a single copy of the proxy materials to multiple shareholders who share the same address unless we received contrary instructions from one or more of the shareholders. This procedure reduces our printing costs, mailing costs, and fees. Shareholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written request, we will deliver promptly a separate copy of the proxy materials to any shareholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of the proxy materials, shareholders should send their requests to us care of our U.S. subsidiary, Theravance Biopharma US, Inc., at 901 Gateway Boulevard, South San Francisco, California 94080, Attention: Secretary. Shareholders who hold shares in street name (as described above) may contact their brokerage firm, bank, broker-dealer, trustee or other nominee to request information about householding.

Q:
What is the mailing address for Theravance Biopharma’s principal executive offices?

A:
The mailing address for our principal executive office is P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. A copy of all shareholder correspondence provided to our Secretary should also be sent to us care of our U.S. subsidiary, Theravance Biopharma US, Inc., at 901 Gateway Boulevard, South San Francisco, California 94080. The telephone number at that location is (650) 808-6000.

Any written requests for additional information, copies of the proxy materials and 2021 Annual Report, notices of shareholder proposals, recommendations for candidates to our board of directors, communications to our board of directors or any other communications should be sent to the U.S. subsidiary address above.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL GENERAL MEETING TO BE HELD ON APRIL 26, 2022.
The proxy statement and annual report are available at http://investor.theravance.com/proxy.

PROPOSAL ONE:
ELECTION OF DIRECTORS
General
Our board of directors may establish the authorized number of directors from time to time by resolution. Our board of directors is currently comprised of nine members, and after the Annual Meeting will be comprised of eight members, who are divided into three classes with staggered three-year terms. A director serves in office until his or her respective successor is duly elected and qualified or until his or her earlier death, resignation or removal. The classification of our board of directors may have the effect of delaying or preventing changes in our control or management. Our Amended and Restated Memorandum and Articles of Association authorize only our board of directors to fill vacancies on our board of directors created by death or resignation of a director. Any director appointed by our board of directors shall hold office for the remaining term of the class of director to which he or she is appointed and shall then be eligible for re-election. Any additional directorships resulting from an increase in the authorized number of directors would be distributed among the three classes so that, as nearly as possible, each class would consist of one-third of the authorized number of directors. Your proxy cannot be voted for a greater number of persons than the number of nominees named in this proxy statement.
Nominees
Two Class II directors have been nominated for election at the Annual Meeting, each for a three-year term expiring in 2025. Upon the recommendation of our nominating/corporate governance committee, our board of directors has nominated Rick E Winningham and Donal O’Connor, each a current Class II director, for election as Class II directors. The term of office of each person elected as director will continue until such director’s term expires in 2025, and until such director’s successor has been duly elected and qualified or until his or her earlier death, resignation or removal.
Information Regarding the Nominees and Other Directors
The following is a brief biography of each nominee nominated for election at the Annual Meeting and each director who will continue as a director after the Annual Meeting. Also listed below are the nominees’ and directors’ respective ages as of February 28, 2022. We have determined that each of these director nominees possesses the requisite communication skills, personal integrity, business judgment, ability to make independent analytical inquiries, and willingness to devote adequate time and effort necessary to serve as an effective member of the board of directors. Other specific experiences, qualifications, attributes or skills of nominees that contributed to our board’s conclusion that the nominees should serve as directors are noted below.
Nominees for Class II Directors for a Term Expiring in 2025
Name	Age	Principal Occupation and Business Experience
Rick E Winningham	62	Rick E Winningham has served as Chairman of the board of directors since July 2013. He has served as our Chief Executive Officer since our spin-off from Innoviva in June 2014. From October 2001 to August 2014, Mr. Winningham served as Chief Executive Officer of Innoviva, where he also served as Chairman of the board of directors from April 2010 to October 2014. From 1997 to 2001 he served as President, Bristol Myers Squibb Oncology/Immunology/Oncology Therapeutics Network (OTN) and also as President of Global Marketing from 2000 to 2001. In addition to operating responsibility for U.S. Oncology/Immunology/OTN at Bristol Myers Squibb (BMS), Mr. Winningham also had full responsibility for Global Marketing in the Cardiovascular, Infectious Disease, Immunology, Oncology/ Metabolics and GU/GI/Neuroscience therapeutic areas. Over a fifteen-year period

Name	Age	Principal Occupation and Business Experience
		beginning in 1986 with BMS and its predecessor, Bristol Myers, Mr. Winningham held various U.S. and global management positions. Mr. Winningham is a member of Biotechnology Industry Organization’s board of directors and serves on the Health Section Governing Board Standing Committee on Reimbursement. Mr. Winningham served as a Director on the board of directors of the California Healthcare Institute (“CHI”) from November 2011 to March 2015. He was elected Chairman of CHI in January 2014, a position he held until CHI merged with Baybio to become the California Life Sciences Association (“CLSA”) in March 2015. Mr. Winningham is on the board of CLSA, and served as its chairman from March 2015 to November 2015. He is a member of the board of directors of Jazz Pharmaceuticals plc. a public biopharmaceutical company, and served as a member of the board of directors of Retrotope, Inc., a private biopharmaceutical company, from February 2021 until January 2022 and OncoMed Pharmaceuticals, Inc. from June 2015 until April 2019. Mr. Winningham holds an M.B.A. from Texas Christian University and a B.S. degree from Southern Illinois University. We believe that it is appropriate and desirable for our Chief Executive Officer to serve on our board of directors. Mr. Winningham’s demonstrated leadership in his field, his prior senior management experience in our industry and his experience as our Chief Executive Officer contributed to our board’s conclusion that he should serve as a director.
Donal O’Connor	71	Donal O’Connor has served as a director since October 2015. Mr. O’Connor is the Chairman of Galco Steel Limited and Huttonread Unlimited Company, having been appointed to their boards in September 2010 and March 2011, respectively, and has been a nonexecutive Director of Perrigo Company plc since November 2014. He was a non-executive director of Malin Corporation plc from July 2017 (appointed chairman in January 2018) until July 2018. He was a non-executive Director of Elan Corporation, plc, from May 2008 until it was acquired by Perrigo in December 2013. He was a non-executive Director and senior independent director of Readymix plc from December 2008 until May 2012. He was appointed by the Irish Government as Chairman of Anglo-Irish Bank from December 2008 until June 2010. He was the Irish High Court appointed Administrator of Icarom plc from 1995 until February 2013. Mr. O’Connor was a member of the Board of the Irish Auditing and Accountancy Supervisory Authority from its inception as an Interim Board in 2001 until 2009. He was a member of PricewaterhouseCoopers’ (“PwC”) Global Board from 2003 until 2008 and is a former Chairman of the PwC Eurofirms Board. Mr. O’Connor originally joined PwC in 1972 and was appointed partner in 1983. He was later appointed partner in charge of the PwC Financial Services practice in 1988 and leader of the Audit Practice in 1992. He was elected Senior Partner in 1994 and was re-elected in 1998 and 2003. He served as Senior Partner of PwC Ireland for over twelve years until 2007. Mr. O’Connor obtained a Bachelor of Commerce degree from University College Dublin and is a Fellow of the Institute of Chartered Accountants in Ireland. Mr. O’Connor’s

Name	Age	Principal Occupation and Business Experience
senior management experience and demonstrated leadership in his field, his experience as a director of numerous companies, including Irish entities, and his knowledge of financial and financing matters contributed to our board’s conclusion that he should serve as a director.
Incumbent Class III Directors Whose Term Expires in 2023
Name	Age	Principal Occupation and Business Experience
Dean J. Mitchell	66	Dean J. Mitchell has served as a director since June 2014. Mr. Mitchell has been on the board of directors ImmunoGen Inc. since 2012, Precigen, Inc. (formerly Intrexon Corporation) since 2009, Praxis Precision Medicines, Inc. since August 2020, and Kinnate Biopharma, Inc. since August 2020, all of which are public biopharmaceutical companies. He served as Executive Chairman of the board of directors of Covis Pharma Holdings, a specialty pharmaceutical company, from August 2013 until its sale in March 2020 and was Chairman of PaxVax Corporation from January 2016 until its sale in October 2018. Mr. Mitchell served as President and Chief Executive Officer of Lux Biosciences, Inc., a biotechnology company focusing on the treatment of ophthalmic diseases, from July 2010 to August 2013. Prior to Lux Biosciences, he served as President and Chief Executive Officer of both Alpharma, Inc., a publicly traded specialty pharmaceutical company, from 2006 until its acquisition by King Pharmaceuticals, Inc. in 2008, and Guilford Pharmaceuticals, Inc., a publicly traded pharmaceutical company focused in oncology and acute care, from 2004 until its acquisition by MGI Pharma Inc. in 2005. From 2001 to 2004 he served in various senior executive capacities in the worldwide medicines group of Bristol Myers Squibb Company, a pharmaceutical company. Prior to Bristol Myers Squibb Company, he spent 14 years at GlaxoSmithKline plc, in assignments of increasing responsibility spanning sales, marketing, general management, commercial strategy and clinical development and product strategy. Mr. Mitchell holds an M.B.A. from City University London and a B.Sc. in biology from Coventry University. We believe that Mr. Mitchell’s qualifications to serve as our director include his management experience in the pharmaceutical and biotherapeutics industries, in particular as it relates to later stage drug development and commercialization, and his experience as a President, Chief Executive Officer and board member of multiple biotechnology companies.
Deepika R. Pakianathan	57	Deepika R. Pakianathan, Ph.D., has served as a director since July 2020. Since 2001, Dr. Pakianathan has served as a Managing Member at Delphi Ventures, a venture capital firm. She is also the Chief Executive Officer of Redd Pharmaceuticals, Inc., a privately-held pharmaceuticals company, since September 2019. Dr. Pakianathan currently serves on the board of directors of Calithera Biosciences, Inc., Karyopharm Therapeutics, Inc. and Mereo Biopharma Group PLC. From 2007 to 2019, Dr. Pakianathan served on the board of directors of Alder Pharmaceuticals, Inc. and from 2004 to 2016, Dr. Pakianathan served on the board of directors of Alexza Pharmaceuticals, Inc. In

Name	Age	Principal Occupation and Business Experience
		addition, Dr. Pakianathan served on the board of directors of FS Development Corp. I, a SPAC, from August 2020 to February 2021 and of FS Development Corp. II, a SPAC, from February 2021 to December 2021. From 1998 to 2001, Dr. Pakianathan served as a Vice President in the healthcare group at JP Morgan Chase & Company. From 1993 to 1997, Dr. Pakianathan served as a postdoctoral scientist in the Immunology Department at Genentech Corporation. Dr. Pakianathan holds an M.S. and a Ph.D. from Wake Forest University, a B.Sc. from the University of Bombay, India and an M.Sc. from The Cancer Research Institute at the University of Bombay, India. We believe that Dr. Pakianathan’s qualifications to serve as our director include her scientific experience, experience as board member of multiple biotechnology companies, knowledge of our industry and knowledge of financial and financing matters.
William D. Young	77	William D. Young has served as a director since October 2013 and has served as our lead independent director since April 2014. Prior to our spin-off from Innoviva in June 2014 and since April 2001, Mr. Young served as a director of Innoviva. He has been a Senior Advisor of Blackstone Life Sciences since 2018, when Blackstone Life Sciences acquired Claris Ventures. He was a Venture Partner at Claris Ventures from 2010 until 2018. Mr. Young served from 1999 until 2009 as Chairman of the board of directors and Chief Executive Officer of Monogram Biosciences, Inc., a biotechnology company. From 1980 to 1999 Mr. Young was employed at Genentech, Inc., most recently as Chief Operating Officer, where he was responsible for all Product Development, Manufacturing and Commercial functions. Prior to joining Genentech, Mr. Young worked at Eli Lilly and Company for 14 years. Mr. Young has been Chairman of NanoString Technologies, a biotechnology company, since 2010, and was Chairman of Annexon Biosciences, a biotechnology company and Clarus portfolio company, from March 2017 to February 2021. In addition, Mr. Young is a member of the board of directors of Praxis Precision Medicine, a public company, and SFJ Pharmaceuticals, both Clarus portfolio companies. He was a member of the board of directors of Vertex Pharmaceuticals until June 2020, BioMarin, Inc. until 2015, and Biogen Idec Inc. until 2014, having served as a director since 1997 and as Chairman of the Board since 2010. Mr. Young is also a Trustee of Montage Health, a nonprofit company. Mr. Young received his M.B.A. from Indiana University and his B.S. in Chemical Engineering from Purdue University, and an honorary Doctorate of Engineering from Purdue University. Mr. Young was elected to The National Academy of Engineering in 1993 for his contributions to biotechnology. Mr. Young’s demonstrated leadership in his field, his understanding of our industry and his senior management experience in several companies in our industry contributed to our board’s conclusion that he should serve as a director.

Incumbent Class I Directors Whose Term Expires in 2024
Name	Age	Principal Occupation and Business Experience
Eran Broshy	63	Eran Broshy has served as a director since June 2014. Mr. Broshy has been working since June 2009 with multiple private equity firms supporting their healthcare investment efforts and on the board of select portfolio companies, including with Nordic Capital (2016 – present), Tailwind Capital (2015 – 2021), Linden Capital Partners (2013 – 2015), Court Square Capital (2013 – 2015), and Providence Equity Partners (2009 – 2012). Mr. Broshy previously served for over a decade as the chief executive officer (until 2008) and chairman of the board of directors (until 2010) of inVentiv Health, Inc., a privately held company (and until August 2010 a Nasdaq listed company) that delivers a broad range of clinical and commercialization services to pharmaceutical and life sciences companies globally. Prior to joining inVentiv, Mr. Broshy was a management consultant with The Boston Consulting Group (BCG) for 14 years, including as the partner responsible for BCG’s healthcare practice across the Americas. He also served as president and chief executive officer of Coelacanth Corporation, a privately held biotechnology company. Within the previous five years Mr. Broshy has also served on the board of directors of Magellan Health and as chairman of the board of directors of Clario (previously ERT) and of DermaRite, both privately-held healthcare companies. He currently serves as a member of the Corporation of the Massachusetts Institute of Technology (“MIT”), as chairman of the American Friends of the Open University of Israel, and on the board of governors of the American Jewish Committee. Mr. Broshy holds an M.B.A. from Harvard University, an M.S. in civil engineering from Stanford University, and a B.S. in civil engineering from the Massachusetts Institute of Technology. Mr. Broshy’ s demonstrated leadership in the healthcare industry in general and the managed healthcare industry in particular contributed to our board’s conclusion that he should serve as a director.
Laurie Smaldone Alsup	68	Laurie Smaldone Alsup, M.D. has served as a director since February 2018. Dr. Smaldone Alsup is Chief Medical and Chief Scientific Officer of NDA Group, a regulatory and product development consultancy firm, a position she has held since March 2019. Dr. Smaldone Alsup served as Chief Operating Officer and Chief Scientific Officer of NDA Group from March 2016 until March 2019. Dr. Smaldone Alsup served as President and Chief Scientific Officer of PharmApprove, LLC, a regulatory communications consultancy firm and division of Taft Communications, from August 2011 to March 2016. Dr. Smaldone Alsup served in clinical and regulatory roles of increasing responsibility and scope while at Bristol Myers Squibb, including Senior Vice President of Global Regulatory Science and Vice President of Corporate Strategy and Business Risk Management. In addition, she served as Chief Executive Officer of Phytomedics, Inc., an early stage company focused on arthritis and inflammation. Dr. Smaldone Alsup is a member of the board of directors of BlackBerry Limited, a cybersecurity software and services company, a position she has held since June 2015, Arvinas, Inc., a

Name	Age	Principal Occupation and Business Experience
		biotechnology company, a position she has held since November 2019 and Kinnate Biopharma, Inc,. a precision oncology company, a position she has held since August 2020. Dr. Smaldone Alsup was a member of the board of directors of KaloBios Pharmaceuticals, Inc., a biotechnology company, from October 2013 to November 2015. Dr. Smaldone Alsup received a B.A. in biology from Fordham College and an M.D. at Yale University School of Medicine, where she completed her residency in Internal Medicine and fellowship in Medical Oncology. Dr. Smaldone Alsup’s extensive regulatory and clinical experience in the life sciences industry, senior management experience in several companies in our industry and demonstrated leadership in her field contributed to our board’s conclusion that she should serve as a director.
Burton G. Malkiel	89	Burton G. Malkiel, Ph.D., has served as a director since October 2013. Prior to our spin-off from Innoviva, Inc. (“Innoviva”) in June 2014 and since July 2007, Dr. Malkiel served as a director of Innoviva. Dr. Malkiel is the Chief Investment Officer and chair of the Investment Committee at Wealthfront, Inc., a private investment company, a position he has held since November 2012, and the Chemical Bank Chairman’s Professor of Economics, Emeritus, and Senior Economist at Princeton University, a position he has held since July 2011 following positions as a senior research economist and professor at Princeton University since 1988. Dr. Malkiel is the author of A Random Walk Down Wall Street and over 125 articles and is the author or co-author of nine other books. From 1981 to 1988 he was dean of the Yale University School of Management and also served as the William S. Beinecke Professor of Management Studies. He is a past appointee to the President’s Council of Economic Advisors. In addition, Dr. Malkiel currently serves on the board of directors of several private corporations and served on the board of directors of The Vanguard Group Ltd. until March 2015 and Genmab AS until June 2018. He also serves on several investment management boards including the Investment Committees for the American Philosophical Association and Alpha Shares, LLC. He is a past president of the American Finance Association and the International Atlantic Economic Association. He holds a B.A. and M.B.A. degree from Harvard University and a Ph.D. degree from Princeton University. Dr. Malkiel’s demonstrated leadership in his field, his knowledge of financial and financing matters, and his ability to serve as a financial expert on our audit committee contributed to our board’s conclusion that he should serve as a director.
There are no family relationships among any of our directors or executive officers. See “Corporate Governance” below for additional information regarding our board of directors.

Resolution to be Voted Upon
The full text of the resolutions to be proposed are as follows:
“RESOLVED, as an ordinary resolution, that Rick E Winningham be appointed as a director of the Company, to hold office as a Class II Director in accordance with the amended and restated memorandum and articles of association of the Company.”
“RESOLVED, as an ordinary resolution, that Donal O’Connor be appointed as a director of the Company, to hold office as a Class II Director in accordance with the amended and restated memorandum and articles of association of the Company.”
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE CLASS II NOMINEES NAMED ABOVE.

PROPOSAL TWO:
RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our audit committee has appointed the firm of Ernst & Young LLP, independent registered public accounting firm, to audit our financial statements for the year ending December 31, 2022. Notwithstanding its selection and even if our shareholders ratify the selection, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the audit committee believes that such a change would be in the best interests of Theravance Biopharma and its shareholders. At the Annual Meeting, the shareholders are being asked to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022. Our audit committee is submitting the selection of Ernst & Young LLP to our shareholders because we value our shareholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Representatives of Ernst & Young LLP will attend the Annual Meeting and they will have an opportunity to make statements and will be available to respond to appropriate questions from shareholders. If this proposal does not receive the affirmative approval of a majority of the votes cast on the proposal, the audit committee would reconsider the appointment.
Principal Accounting Fees and Services
The following table sets forth all fees for invoices received or accrued by us for professional audit services and other services rendered by Ernst & Young LLP during the years ended December 31, 2021 and 2020.
	Year Ended December 31
	2021	2020
	(in thousands)	(in thousands)
Audit Fees(1)	$1,511	$1,602
Audit-Related Fees	—	—
Tax Fees(2)	956	927
All Other Fees(3)	2	1
Total Fees	$2,469	$2,530

(1)
For the years ended December 31, 2020 and 2021, this category represents fees for professional services provided in connection with the audit of our financial statements, review of our quarterly financial statements, and audit services provided in connection with other regulatory filings for which only the independent registered public accounting firm can reasonably be expected to provide.

(2)
For the years ended December 31, 2020 and 2021, this category represents fees related to tax consulting and planning services.

(3)
For the years ended December 31, 2020 and 2021, this category represents subscription fees for online research tools.

Pre-Approval of Audit and Non-Audit Services
Consistent with requirements of the Securities Exchange Act, applicable SEC rules and the Public Company Accounting Oversight Board regarding auditor independence, our audit committee is responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm. In recognition of this responsibility, our audit committee (or the chair if such approval is needed on a time urgent basis) pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services.

Resolution to be Voted Upon
The full text of the resolution to be proposed is as follows:
“RESOLVED, as an ordinary resolution, that the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2022 be confirmed, ratified and approved in all respects.”
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION
OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CORPORATE GOVERNANCE
Code of Business Conduct
Our board of directors has adopted a code of business conduct that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer, and other executive and senior financial officers. The full text of our code of business conduct is posted on the Investor Relations portion of our website at www.theravance.com. We intend to disclose future amendments to, or waiver of, our code of business conduct, at the same location on our website identified above.
Director Independence
Our ordinary shares are listed on The Nasdaq Global Market. The listing rules of this stock exchange generally require that a majority of the members of a listed company’s board of directors be independent. In addition, the rules of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating/corporate governance committees be independent. Under the Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.
Compensation committee members must also satisfy the independence criteria set forth under the Nasdaq rules. In order for a member of a listed company’s compensation committee to be considered independent for purposes of the Nasdaq rules, the listed company’s board of directors must consider all factors specifically relevant to determine whether a director has a relationship to the company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including but not limited to: (1) the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by the company to such director; and (2) whether such director is affiliated with the company, a subsidiary of the company or an affiliate of a subsidiary of the company.
Our board of directors has undertaken a review of the independence of each director. In making this determination, our board of directors considered the relationships that each non-employee director has with us and all other facts and circumstances that our board of directors deemed relevant in determining their independence. Based on this review, our board of directors has determined that all of our directors other than Mr. Winningham are “independent” as that term is defined under the Nasdaq for purposes of serving on our board of directors and those committees of our board of directors upon which each such director sits. The independent members of our board of directors hold, and will continue to hold, separate regularly scheduled executive session meetings at which only independent directors are present.
Lead Independent Director
Mr. Winningham serves as our chairman of the board of directors and our principal executive officer. Mr. Young serves as our lead independent director. In his role as lead independent director, Mr. Young provides a source of leadership for the board of directors that is complementary to that of Mr. Winningham as chairman of the board of directors and helps to ensure the effective independent functioning of the board of directors in its oversight responsibilities. As the lead independent director, Mr. Young coordinates the activities of the other independent directors, including coordinating with the chairman to determine an appropriate schedule of board of directors and committee meetings, working with the chairman to schedule any special update meetings he may determine would benefit the board of directors, working with the chairman to jointly set and agree upon the agenda for meetings of the board of directors, coordinating with the chairman on the quality, quantity and timeliness of information submitted by management to independent directors, developing agendas for and serving as chairman of the executive sessions of the board of directors’ independent directors, calling any special meetings of the independent directors, serving as the principal liaison between the independent directors and the chairman, coordinating with the General Counsel and Secretary responses to questions and/or concerns from shareholders, employees, or other interested parties, and, in his dual role as lead independent director and chairman of the compensation committee, delivering the results of the chief executive officer’s performance evaluation. Our board believes that the combined role of chairman and chief executive officer, while balanced with our use of a lead independent director, facilitates centralized board leadership in one person, so there is no ambiguity about accountability. In addition, given the relatively small size of our company, our board of directors believes that Mr. Winningham’s leadership as both chairman and chief executive officer is appropriate. Our Board of Directors Guidelines on Significant Corporate Governance Issues (“Corporate Governance Guidelines”) are posted on the Investor Relations portion of our website at www.theravance.com.
Board Committees
Our board of directors has established an audit committee, a compensation committee and a nominating/corporate governance committee. Our board of directors and its committees set schedules for meetings throughout the year and can also hold special meetings and act by written resolutions from time to time, as appropriate. Our board of directors has delegated various responsibilities and authority to its committees as generally described below. The committees regularly report on their activities and actions to the full board of directors. Each member of each of our compensation, nominating/corporate governance and audit committees qualifies as an independent director in accordance with Nasdaq listing standards. Each committee of our board of directors has a written charter approved by our board of directors. Copies of each charter are posted on the Investor Relations portion of our website at www.theravance.com.
Audit Committee
The current members of our audit committee are Drs. Malkiel and Pakianathan and Messrs. Broshy and O’Connor, each of whom is a non-employee member of our board of directors and can read and understand fundamental financial statements. Dr. Malkiel has served as a member of the committee since October 2013, Mr. Broshy has served since April 2015, Mr. O’Connor has served since October 2015, and Dr. Pakianathan has served since July 2020. Drs. Malkiel and Pakianathan and Messrs. Broshy and O’Connor are each independent under the rules and regulations of the SEC and the listing standards of the Nasdaq applicable to audit committee members. Dr. Malkiel serves as chair of the audit committee. Our board of directors has determined that Dr. Malkiel qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of Nasdaq. During our fiscal year ended December 31, 2021, our audit committee held five meetings.
The audit committee of our board of directors oversees our accounting practices, system of internal controls, audit processes and financial reporting processes. Among other things, our audit committee is responsible for periodically reviewing financial reporting processes and disclosure controls and processes based on consultation with the Company’s management and independent auditors and counsel and reviewing with management and the independent auditors the adequacy and effectiveness of the Company’s internal controls over financial reporting and the effectiveness of the Company’s disclosure controls and procedures. It also discusses the scope and results of the audit with our independent registered public accounting firm, reviews with our management and our independent registered public accounting firm our interim and year-end operating results and, as appropriate, initiates inquiries into aspects of our financial affairs. Our audit committee is responsible for establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. In addition, our audit committee has sole and direct responsibility for the appointment, retention, compensation and oversight of the work of our independent registered public accounting firm, including approving services and fee arrangements. Significant related party transactions will be approved by our audit committee before we enter into them, as required by applicable rules and listing standards.
Compensation Committee
The current members of our compensation committee are Messrs. Young, Broshy and Mitchell, each of whom is independent under applicable requirements of Nasdaq. Mr. Young has served as a member of the committee since October 2013, Mr. Broshy has served as a member of the committee since October 2014, and Mr. Mitchell has served as a member of the committee since July 2020. Mr. Young serves as chair of the compensation committee. The purpose of our compensation committee is to review and approve our overall compensation strategy and policies. Specifically, our compensation committee reviews and approves corporate performance goals and objectives relevant to the compensation of our executive officers and other senior management; reviews and approves the compensation and other terms of employment of our principal executive officer and other executive officers; approves the individual bonus programs in effect for our principal executive officer, other executive officers and any key employees for each fiscal year; recommends to our board of directors the compensation of our directors; recommends to our board of directors the adoption or amendment of equity and cash incentive plans; grants options and other equity awards; and administers our equity incentive plans and similar programs. During our fiscal year ended December 31, 2021, our compensation committee held five meetings and acted by written consent three times.
Mr. Winningham, our principal executive officer, does not participate in the determination of his own compensation or the compensation of our directors. However, he makes recommendations to our compensation committee regarding the amount and form of the compensation of the other executive officers and any key employees, and he often participates in the committee’s deliberations about their compensation. Our General Counsel and our Senior Vice President, Human Resources, also assisted our compensation committee in its executive officer, director and employee compensation deliberations in early 2021. No other executive officers participate in the determination of the amount or form of the compensation of our executive officers or directors, though other members of management assist.
During our fiscal year ended December 31, 2021, our compensation committee engaged the services of Frederic W. Cook & Co. (“FW Cook”), a compensation consulting firm, to advise the compensation committee regarding the amount and types of compensation that we provide to our executives and directors and how our compensation practices compare to the compensation practices of other companies. FW Cook reports directly to the compensation committee. FW Cook does not provide any services to us other than the services provided to the compensation committee. The compensation committee has assessed the independence of FW Cook pursuant to SEC rules and Nasdaq listing standards and concluded that no conflict of interest exists that would prevent FW Cook from independently representing the committee.
Nominating/Corporate Governance Committee
The current members of our nominating/corporate governance committee are Drs. Malkiel, Molineaux and Smaldone Alsup and Mr. Young, each of whom is a non-employee member of our board of directors and is independent under applicable requirements of Nasdaq. Dr. Molineaux has served as chair of the nominating/corporate governance committee since she joined the committee in February 2018. Dr. Malkiel and Mr. Young have served as members of the committee since October 2013 and Dr. Smaldone Alsup has served as a member of the committee since October 2019. The nominating/corporate governance committee oversees the nomination of directors, including, among other things, identifying, evaluating and making recommendations of nominees to our board of directors, and evaluates the performance of our board of directors and individual directors. Our nominating/corporate governance committee is also responsible for reviewing developments in corporate governance practices, evaluating the adequacy of our governance practices and making recommendations to our board of directors concerning corporate governance matters. During our fiscal year ended December 31, 2021, our nominating/corporate governance committee held three meetings.
Considerations in Evaluating Director Nominees
Our nominating/corporate governance committee’s criteria and process for evaluating and identifying the candidates that it selects, or recommends to the full board of directors for selection, as director nominees are as follows:
•
Our nominating/corporate governance committee evaluates the current composition and organization of the board of directors and its committees, determines future requirements and makes recommendations to the board of directors for approval.

•
Our nominating/corporate governance committee evaluates the performance of the board of directors and of individual directors and oversees the board of directors’ performance evaluation process, including conducting surveys of director observations, suggestions and preferences.

•
While our nominating/corporate governance committee has not established specific minimum qualifications for director candidates, in its evaluation of director candidates, including the members of the Board eligible for re-election, our nominating/corporate governance committee considers: (1) the current size and composition of the board of directors and the needs of the board of directors and its committees; (2) such factors as personal integrity, knowledge, skills, expertise, diversity of experience, ability to take independent analytical inquiries, understanding of Theravance Biopharma’s business environment and willingness to devote adequate time and effort to serve as members of the board of directors; (3) relationships between directors and Theravance Biopharma’s customers and suppliers; and (4) such other factors as the committee may consider appropriate.

•
With regard to candidates who are properly recommended by shareholders or by other means, our nominating/corporate governance committee will review the qualifications of any such candidate, which review may, in our nominating/corporate governance committee’s discretion, include interviewing references, direct interviews with the candidate, or other actions our nominating/corporate governance committee deems necessary or proper.

•
Our nominating/corporate governance committee has the authority to retain and terminate any third-party search firm to identify director candidates and has the authority to approve the fees and retention terms of such search firm. The board of directors (which includes our Chief Executive Officer) has used and may in the future use the services of a third-party search firm to help identify, screen, conduct background investigations of, and interview potential director candidates.

•
After completing its review and evaluation of director candidates, our nominating/corporate governance committee selects, or recommends to the full board of directors for selection, the director nominees.

Board Diversity
While we value diversity, our nominating/corporate governance committee does not have a formal written policy with regard to the consideration of diversity in identifying director nominees. However, as discussed above, diversity of experience is one of the numerous criteria our nominating/corporate governance committee reviews before recommending a candidate. Our nominating/corporate governance committee believes diversity of experience can come from personal characteristics such as race and gender as well as diversity in background, viewpoints and skills. Our nominating/corporate governance committee and our board of directors is committed to actively seeking highly qualified women and individuals from underrepresented groups to include in the pool from which new candidates are selected.
While our nominating/corporate governance committee is committed to continued focus on and expansion of our board’s diversity, we also believe our current board represents a diversity of expertise, talents, skills, backgrounds, and personal characteristics. Currently, of the 9 directors on our board, three are women. Following the Annual Meeting, of the 8 directors on our board, two will be women. One member of our board of directors is Asian, and one is a national of, and lives and works in, Ireland. Furthermore, our board members range in age from 57 to 89. Our board of directors also seeks members that have extensive leadership experience, but may seek other members with different backgrounds, based upon the contributions they can make to our company. Currently, our directors all have significant leadership experience and collectively bring expertise and experience in finance, research and development, healthcare, corporate strategy, public company governance, regulatory, drug development and commercialization of pharmaceutical products.

Board Diversity Matrix as of February 28, 2022
Total Number of Directors	9
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	6	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	1	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	6	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	—
Compensation Committee Interlocks and Insider Participation
As noted above, the compensation committee of our board of directors is currently comprised of Messrs. Young, Broshy and Mitchell, and Dr. Whitesides. None of the members of our compensation committee was at any time during the fiscal year ended December 31, 2021 (or at any other time) an officer or employee of Theravance Biopharma. None of our executive officers serve, or served during our fiscal year ended December 31, 2021, as a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of our board of directors or our compensation committee.
Meetings of the Board of Directors
The full board of directors met twelve times during our fiscal year ended December 31, 2021. During our fiscal year ended December 31, 2021 no director attended fewer than 75% of the aggregate of (i) the total number of meetings of the board of directors (held during the period they were a director) and (ii) the total number of meetings held by all committees of the board on which they served (held during the period they were a member).
It is our policy that directors are invited and encouraged to attend our annual general meetings, and all of our directors attended the 2021 Annual Meeting. We have scheduled our Annual Meeting on the same day as a regularly scheduled board of directors meeting in order to facilitate attendance by the members of our board of directors.
Shareholder Recommendations for Nominations to the Board of Directors
Our nominating/corporate governance committee reviews shareholder recommendations for candidates to our board of directors in accordance with our Corporate Governance Guidelines and our Shareholder — Director Communications Policy & Procedures. The board of directors’ policy is to consider all bona fide director candidates recommended by shareholders. To recommend a candidate for election to the board of directors, a shareholder must notify the nominating/corporate governance committee by writing to the General Counsel or Secretary of Theravance Biopharma (Theravance Biopharma, Inc., c/o of its U.S. subsidiary, Theravance Biopharma US, Inc., at 901 Gateway Boulevard, South San Francisco, California 94080, Attention: General Counsel/Secretary) no later than the deadlines set forth in Theravance Biopharma’s proxy statement for the preceding annual general meeting. Such shareholder’s notice must include the following information to be considered: (i) to the extent reasonably available, information relating to such director candidate that would be required to be disclosed in a proxy statement pursuant to Regulation 14A under the Securities Exchange Act, in which such individual is a nominee for election to the board of directors, including the candidate’s name, age, detailed biographical data and qualifications for serving on our board of directors (including the candidate’s principal occupation or employment), information regarding any relationships between us and the candidate within the last three years and the number of our ordinary shares beneficially owned by the candidate; (ii) the director candidate’s written consent to (A) if selected, be named in Theravance Biopharma’s proxy statement and proxy and (B) if elected, to serve on the board of directors; (iii) a statement from the recommending shareholder in support of the candidate, including a statement regarding the candidate’s satisfaction of the board of directors’ membership criteria set forth in our Corporate Governance Guidelines; and (iv) any other information that such shareholder believes is relevant in considering the director candidate. The shareholder is also advised to provide evidence of the recommending person’s ownership of our shares and the shareholder’s name and address.
Board Oversight of Risk
One of the key functions of our board of directors is informed oversight of our risk management process. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure. Our executive officers are responsible for the day-to-day management of the material risks we face. While our board of directors is ultimately responsible for risk oversight, our board committees assist the board in fulfilling its oversight responsibilities in certain areas of risk. The audit committee assists our board of directors in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and related procedures, legal and regulatory compliance, and discusses with management and the independent auditor guidelines and policies with respect to risk assessment and risk management. The nominating and corporate governance committee assists our board in fulfilling its oversight responsibilities with respect to the management of risk associated with board organization, membership and structure, and corporate governance. The compensation committee assesses risks created by the incentives inherent in our compensation policies. Finally, the full board of directors reviews strategic and operational risk in the context of reports from the management team, receives reports on all significant committee activities, and evaluates the risks inherent in significant transactions.
Director Compensation
The following is a description of the standard compensation arrangements under which our non-employee directors are compensated for their service as directors, including as members of the various committees of our board of directors.
Cash Compensation
In 2021, each non-employee member of our board of directors received an annual retainer of $55,000 per year. Each non-employee member of our board of directors also received the following meeting fees: (i) $1,000 for each board meeting attended ($500 for scheduled in-person meetings that a board member attends by video or telephone conference); (ii) an additional $1,500 for attending in-person board of directors meetings held outside the United States; and (iii) $2,000 for each committee and subsidiary board meeting attended (and $1,000 for scheduled in-person meetings that a board member attends by video or telephone conference). We also paid the following fixed annual retainers to our committee chairpersons and our lead independent director:
•
Lead independent director: $25,000;

•
Audit committee chairperson: $20,000;

•
Compensation committee chairperson: $13,000; and

•
Nominating/corporate governance committee chairperson: $10,000.

The Chairperson of our science and technology advisory committee, Dr. Smaldone Alsup, also received a retainer in 2021 of $10,000.
Effective January 1, 2022, our compensation committee revised the cash compensation of our non-employee directors to better align with the compensation practices of our peers in our modified peer group we adopted following the restructuring (see “Executive Compensation — Compensation Discussion and Analysis-Peer Group” beginning on page 31). Pursuant to the revised program, all meeting fees were eliminated, with the exception of the $1,500 fee for attending in-person board of director meetings held outside the United States. Instead, our non-employee directors will receive the following annual retainers:
•
Lead Independent Director: $25,000

•
Audit committee chairperson: $20,000

•
Audit committee member (other than chairperson): $10,000

•
Compensation committee chairperson: $15,000

•
Compensation committee member (other than chairperson): $7,500

•
Nominating/corporate governance committee chairperson: $10,000

•
Nominating/corporate governance committee member (other than chairperson): $5,000

•
Science & Technology advisory committee chairperson: $10,000

•
Science & Technology advisory committee member (other than chairperson): $5,000

The members of our board of directors are eligible of reimbursement for their expenses incurred in attending board meetings in accordance with our policies.
Equity Compensation
Each of our non-employee directors is also compensated with periodic automatic grants of equity awards under a program implemented under our 2013 Equity Incentive Plan. These grants are non-discretionary, and only our non-employee directors are eligible to receive these automatic grants. Effective as of the Annual Meeting, our compensation committee approved changes to these automatic grants to better align with the compensation practices of our peers in our modified peer group.
2021 Automatic Equity Awards
In 2021, under our automatic grant program, each individual who first became a non-employee director would, on the date such individual joined our board of directors, automatically be granted a one-time nonstatutory share option grant covering 12,000 ordinary shares. These initial option grants would vest monthly over the director’s first two years of service, subject to continued service through such date. In addition, on the date of joining our board of directors, a new non-employee director would also receive the standard annual equity awards (if joining on the date of our annual general meeting) or pro-rated annual equity awards (if joining on any other date), as described below. The pro-ration would be based upon the number of months of service the new board member would provide during the 12-month period ending on the one-year anniversary of the most recent annual general meeting.
Prior to each annual general meeting, annually (if applicable, upon his or her re-election to our board of directors at the annual general meeting), each non-employee director would automatically be granted the following equity awards: (i) a grant of restricted share units (“RSUs”) covering ordinary shares with a grant date value of $200,000 and (ii) a nonstatutory share option grant covering 6,000 ordinary shares. These RSUs would vest in full on the earlier of the one-year anniversary of the date of grant or the next annual general meeting, subject to continued service through such date. The share options would vest monthly over one year of service.
Automatic Equity Awards Effective as of the 2022 Annual Meeting
Effective at the Annual Meeting, under our automatic grant program, each individual who first becomes a non-employee director will, on the date such individual joins our board of directors, automatically be granted the following equity awards: (i) a grant of RSUs covering ordinary shares with a grant date value of $100,000 and (ii) a nonstatutory share option grant covering 28,000 ordinary shares. The initial option grants will vest monthly over the director’s first two years of service, and the initial RSUs will vest in two equal annual installments over the director’s first two years of service. In addition, on the date of joining our board of directors, a new non-employee director will also receive the standard annual equity awards (if joining on the date of our annual general meeting) or pro-rated annual equity awards (if joining on any other date), as described below. The pro-ration will be based upon the number of months of service the new board member will provide during the 12-month period ending on the one-year anniversary of the most recent annual general meeting. The standard annual award will vest on the same dates as the automatic annual non-employee director grant described below.
Effective at the Annual Meeting, annually (if applicable, upon his or her re-election to our board of directors at the annual general meeting), each non-employee director will automatically be granted the following equity awards: (i) a grant of RSUs covering ordinary shares with a grant date value of $100,000 and (ii) a nonstatutory share option grant covering 28,000 ordinary shares. These RSUs will vest in full on the earlier of the one-year anniversary of the date of grant or the next annual general meeting, subject to continued service through such date. The share options vest monthly over the earlier of one year of service or the next annual general meeting.
All automatic equity awards vest in full if we are subject to a change in control or the board member dies or becomes disabled while in service. Each share option granted pursuant to the automatic grant program will have an exercise price equal to the fair market value of our ordinary shares on the date of grant, a term of up to ten years and will remain exercisable for three years following termination of a director’s service other than for cause. Each RSU granted pursuant to the automatic grant program will be settled by issuing our ordinary shares upon vesting and includes cash dividend equivalent rights in the event we pay any cash dividends to shareholders while the award is outstanding.
In addition to the automatic equity awards described above, directors are also eligible to receive other equity awards under our 2013 Equity Incentive Plan.
2021 Director Compensation Table
The following table sets forth the compensation awarded to, earned by, or paid to each person who served as a director during 2021, other than a director who also served as a named executive officer.
Name	Fees Earned or Paid in Cash ($)(1)	Share Awards ($)(2)(3)	Option Awards ($)(2)(4)	Total ($)
(a)	(b)	(c)	(d)	(h)
Eran Broshy	99,000	200,000	57,149	356,149
Robert V. Gunderson, Jr.(5)	45,410	200,000	57,149	302,560
Burton G. Malkiel, Ph.D.	114,000	200,000	57,149	371,149
Dean J. Mitchell	80,000	200,000	57,149	337,149
Susan Molineaux, Ph.D.	92,000	200,000	57,149	349,149
Donal O’Connor	90,000	200,000	57,149	347,149
Deepika R. Pakianathan, Ph.D.	86,000	200,000	57,149	343,149
Laurie Smaldone Alsup, M.D.	84,000	200,000	57,149	341,149
George M. Whitesides, Ph.D.(5)	50,859	200,000	57,149	308,008
William D. Young	129,000	200,000	57,149	386,149

(1)
Includes the annual retainers paid to each director for service in 2021, as well as fees for attendance at board of director and committee meetings in 2021.

(2)
The amounts in these columns represent the aggregate grant date fair value of share awards and option awards granted to the director during 2021 computed in accordance with FASB ASC Topic 718. See Notes 1 and 10 of the notes to our consolidated financial statements in our Annual Report on Form 10-K filed on February 28, 2022 for a discussion of all assumptions made by us in determining the grant date fair value of our equity awards.

(3)
As of December 31, 2021, (i) Mr. Gunderson and Dr. Whitesides held no outstanding, unvested RSUs and (iii) each of the remaining directors above listed held outstanding, unvested RSUs under which 9,828 ordinary shares were issuable.

(4)
As of December 31, 2021, (i) Mr. Gunderson and Dr. Whitesides held no outstanding options to purchase our ordinary shares and (ii) the remaining directors listed above held outstanding options to purchase the following number of our ordinary shares: Mr. Broshy (48,000); Dr. Malkiel (48,000); Mr. Mitchell (48,000); Dr. Molineaux (36,000); Mr. O’Connor (36,000); Dr. Pakianathan (23,000); Dr. Smaldone Alsup (37,500); and Mr. Young (48,000). As of December 31, 2021, certain of the above-listed directors also held outstanding options to purchase the following number of shares of Innoviva, Inc.’s (“Innoviva”) common stock: Mr. Gunderson (15,170); Dr. Malkiel (15,170); Dr. Whitesides (15,170); and Mr. Young (15,170). The Innoviva options held by our non-employee directors are fully vested, but, in connection with our spin-off from Innoviva in 2014, they were amended to remain outstanding based on service on our board of directors.

(5)
Mr. Gunderson resigned from our board of directors effective September 11, 2021 and Dr. Whitesides resigned from our board of directors effective September 14, 2021.

Non-Employee Director Share Ownership Guidelines
Effective January 1, 2018, our board of directors adopted share ownership guidelines for our non-employee directors. Pursuant to these guidelines, beginning on the later of January 1, 2023 or after five years of service, non-employee directors are expected to hold shares (including vested and unvested RSUs) with a value equal to at least five times their annual base cash retainer.
Hedging Policy Disclosure
Pursuant to our insider trading policy, all our directors, officers, employees and agents (such as consultants and independent contractors) as well as the members of their immediate family, persons with whom they share a household, persons that are their economic dependents and any other individuals or entities whose transactions in securities they influence, direct or control are prohibited from engaging in transactions in publicly traded options on our securities, such as puts, calls and other derivative securities, on an exchange or in any other organized market. Although our Insider Trading Policy requires that all such individuals receive permission from one of our senior legal officers before entering into any hedging or monetization transactions, we have not and do not intend to in the future approve any such transactions. The full text of our insider trading policy is posted on the Investor Relations portion of our website at www.theravance.com.
Shareholder Communications with the Board of Directors
Shareholders interested in communicating with the board of directors or a particular director should send correspondence to Theravance Biopharma, Inc., c/o of its U.S. subsidiary, Theravance Biopharma US, Inc., at 901 Gateway Boulevard, South San Francisco, California 94080, Attn: Secretary. Each communication should set forth (i) the name and address of the shareholder as it appears on our books and, if the shares are held by a nominee, the name and address of the beneficial owner of the shares, and (ii) the number of ordinary shares that are owned of record by the record holder and beneficially by the beneficial owner. Pursuant to our Shareholder — Director Communications Policy & Procedures, the Secretary has been instructed, in his discretion, to screen out communications from shareholders that are not related to the duties and responsibilities of the board of directors. If deemed an appropriate communication, the Secretary will forward it, depending on the subject matter, to the chairperson of a committee of the board of directors or a particular director, as appropriate.

EXECUTIVE OFFICERS
The following table provides information concerning our executive officers as of March 1, 2022:
Name	Age	Position(s)
Rick E Winningham	62	Chief Executive Officer and Chairman of the Board
Rhonda F. Farnum	57	Chief Business Officer and Senior Vice President, Commercial & Medical Affairs
Richard A. Graham	48	Senior Vice President, Research and Development
Andrew A. Hindman	49	Senior Vice President and Chief Financial Officer
Kenneth R. Pitzer	58	Senior Vice President, Product Strategy and Commercial Planning
Rick E Winningham.   See biographical information set forth above under “Proposal One: Election of Directors — Information Regarding the Nominees and Other Directors.”
Rhonda F. Farnum was appointed Chief Business Officer and Senior Vice President, Commercial and Medical Affairs in December 2021. Ms. Farnum joined Theravance Biopharma in July 2018 as Vice President, Sales and Marketing. She is responsible for commercial execution of Theravance Biopharma’s branded products, including sales, marketing, and managed markets. Prior to joining Theravance Biopharma, Ms. Farnum led marketing efforts for multiple products in the Amgen, Inc. oncology business unit from June 2015 to July 2018. Prior to Amgen, she served as the head of the Hematology Business Unit at Onyx Pharmaceuticals, from December 2014 to June 2015. Prior to Onyx Pharmaceuticals, she served in increasing marketing and sales leadership roles within the commercial divisions of Pharmacyclics and Genentech. Ms. Farnum earned a Bachelor of Science degree from the University of Georgia in Physics and Pre-Med, graduating Magna Cum Laude, and in addition has completed programs and boarded registration in Nuclear Medicine Technology and Nursing.
Richard A. Graham, Ph.D., was appointed Senior Vice President, Research and Development in August 2020, where he is responsible for leading the progression of late-stage clinical assets through regulatory filing and approval. Since joining Theravance Biopharma, Dr. Graham has served as Vice President of Clinical Pharmacology, and more recently, as Vice President of Clinical Development. Prior to joining Theravance Biopharma, Dr. Graham spent five years at GlaxoSmithKline working in the area of Drug Metabolism and Pharmacokinetics, seven years at Genentech/Roche as a clinical pharmacologist and Global Development Team Leader, and one year at Onyx Pharmaceuticals where he headed Translational Medicine. In his nearly 20-year career, he worked across all stages of drug development and all major therapeutic areas. Dr. Graham is a member of the board of directors of TruLab Inc., a private software company, Medval AI, a private software company and Med Aditus, a non-profit organization. Dr. Graham received his Bachelor’s and Master’s degree in Biochemistry from Iowa State University and his Doctorate of Philosophy degree in Pharmaceutical Sciences from The University of North Carolina at Chapel Hill.
Andrew A. Hindman joined Theravance Biopharma in June 2019 as Senior Vice President and Chief Financial Officer. Prior to Theravance Biopharma, Mr. Hindman held several senior executive level positions in the biopharmaceutical industry, most recently as Chief Business Officer of Acorda Therapeutics since March 2018 and prior to that role he served as their Chief Business Development Officer from May 2014 to March 2018. Before joining Acorda, from April 2011 to January 2014, Mr. Hindman served as President, Chief Executive Officer and member of the board of Tobira Therapeutics, a privately-held biotechnology company that was acquired by Allergan in 2016. Prior thereto, Mr. Hindman held senior corporate development and commercial operating positions, including from 2010 to 2011 at Nodality, Inc., from 2008 to 2010 at Onyx Pharmaceuticals, Inc., and from 1998 to 2008 at Gilead Sciences, Inc. Prior to his operating roles, Mr. Hindman was a member of the Healthcare Investment Banking Group at J.P. Morgan. Mr. Hindman holds a B.A. in Economics and MB&B (molecular biology and biochemistry) from Wesleyan University where he graduated Phi Beta Kappa with High Honors (Economics), and an executive M.B.A. from Columbia University and the University of California, Berkeley, Haas School of Business.
Kenneth R. Pitzer, D.V.M., has served as our Senior Vice President, Product Strategy and Commercial Planning since March 2016. Previously, Dr. Pitzer was Vice President, Strategic and Commercial Planning since he joined Theravance Biopharma in October 2014 from Innoviva, where he held the position of Vice President, Strategic and Commercial Planning since January 2008. Dr. Pitzer joined Innoviva in 2002 as

Director, New Product Planning, and held various positions in the Commercial Development Department before being promoted to Vice President, Strategic and Commercial Planning in January 2008. Prior to joining Innoviva Dr. Pitzer worked at Lederle Laboratories, a pharmaceutical manufacturing company, as Marketing Manager from 1989 to 1995 and then at Cygnus, Inc., a biopharmaceutical company, from 1995 until 2002, ultimately serving as the Vice President of Product Management. Dr. Pitzer earned a Doctor of Veterinary Medicine degree from The Ohio State University in 1987 and an M.B.A. from Carnegie-Mellon University in 1989.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This section discusses our executive compensation policies and decisions and the most important factors relevant to an analysis of these policies and decisions. It provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our named executive officers and offers perspective on the data presented in the tables and narrative that follow.
For 2021, our named executive officers were:
•
Rick E Winningham, our current Chairman & Chief Executive Officer;

•
Andrew A. Hindman, our current Senior Vice President and Chief Financial Officer;

•
Rhonda F. Farnum, our current Chief Business Officer & Senior Vice President, Commercial & Medical Affairs;

•
Richard A. Graham, our current Senior Vice President, Research and Development;

•
Kenneth R. Pitzer, our current Senior Vice President, Product Strategy and Commercial Planning;

•
Frank Pasqualone, our former Senior Vice President, Chief Business Officer; and

•
Philip D. Worboys, our former Senior Vice President, Research & Translational Science.

Mr. Pasqualone’s and Dr. Worboys’ employment terminated in November 2021, and Dr. Pitzer’s employment will be terminated in April 2022, in connection with our Restructuring, as further described below.
Executive Summary
We are a biopharmaceutical company that operates in an extremely competitive, rapidly changing and heavily regulated industry.
Restructuring
2021 began as a typical year for us, but following our August 2021 announcement that our Phase 2b study of izencitinib did not meet its primary endpoint or a key secondary endpoint and our September 2021 announcement that our four-week Phase 3 Study 0169 of ampreloxetine did not meet its primary endpoint, we undertook a strategic restructuring and a significant cost reduction program (referred to throughout this proxy statement as the “Restructuring”) to focus on leveraging our expertise in developing and commercializing primarily respiratory therapeutics in order to maximize shareholder value.
As part of the Restructuring, we began a significant reduction in our workforce in November 2021, which was substantially completed in the first quarter of 2022. Our headcount was reduced by approximately 75% during the period between November 2021 and March 2022 and we announced that, with the Restructuring, we expect to be sustainably cash-flow positive beginning in the second half of 2022.
The composition of portions of the senior executive team changed during the Restructuring, which affects the named executive officers in this proxy statement. We also made a number of changes to our executive compensation programs as a result of the Restructuring, including granting 2022 replenishment equity awards at the end of 2021, rather than in early 2022, to employees other than our CEO in an effort to retain the remaining officer team, as highlighted below.
2021 Executive Compensation Highlights
Our compensation committee and board of directors made the following executive compensation decisions in connection with the Restructuring:
•
No annual cash incentive bonuses were paid to employees, including our named executive officers, for 2021;

•
As part of our go-forward strategy after the Restructuring, our compensation committee approved a package of performance and retention incentives for continuing employees in late 2021:

•
Equity awards in the form of RSUs were granted to Mr. Hindman, Dr. Graham and Ms. Farnum as part of a broad-based program to enhance retention during the Restructuring (Mr. Winningham did not participate in these awards). These awards were expected to replace the annual replenishment awards that would customarily have been granted in February 2022, and no additional equity awards are expected to be granted to them for the remainder of the year;

•
Performance-based RSUs tied to milestones specific to each executive officer’s role with us following the Restructuring were granted to Mr. Hindman, Dr. Graham and Ms. Farnum in late 2021 to reward additional value creation post-Restructuring (Mr. Winningham did not participate in these awards); and

•
Short-term cash bonus arrangements were entered into with Mr. Hindman, Drs. Graham and Pitzer and Ms. Farnum, which are expected to be paid out in 2022, subject to the executive officer’s continued employment and, with respect to Mr. Hindman and Dr. Graham, certain performance requirements. No bonuses were paid pursuant to our annual bonus program for 2021; however, the short-term cash bonus amounts are similar to those that were contemplated pursuant to the annual bonus program and are designed to incentivize and retain employees through the Restructuring.

•
Mr. Winningham, our CEO, did not participate in any special compensation programs in connection with the Restructuring.

In addition, in February 2021, prior to the clinical trial results that precipitated the Restructuring, our compensation committee issued standard replenishment equity awards, in accordance with our compensation philosophy and typical practice, as described below in the sections entitled “Compensation Philosophy and Objectives” and “Principal Elements of Compensation — Equity Incentive Compensation — 2021 Annual Replenishment RSUs.”
Compensation Philosophy and Objectives
To attract, retain and incentivize our named executive officers, our compensation philosophy is to provide a competitive pay package with significant upside potential. In addition, we emphasize long-term equity compensation over annual cash compensation to align our compensation with the long-term nature of the drug development and commercialization cycle. We believe that successful execution against the goals we set is the best way to enhance enduring shareholder value. Accordingly, our annual cash incentives are usually tied to achievement of corporate operating, drug development and commercialization goals and we generally work to ensure that officers have meaningful share-holdings, including unvested shares and shares that vest over multiple years.
The importance of the goals to our business, the difficulty of achieving our goals in the time frames specified, as well as the high level of drug development and leadership experience of the officer team, motivates our compensation philosophy. Our operating goals generally relate to the successful discovery, development, regulatory approval and commercialization of our compounds, as well as the identification and execution of strong strategic partnerships. This year, we also provided equity incentive compensation to certain officers that is tied to specific performance goals tailored to each officer’s role with us. The business of discovering novel compounds and developing them as potential medicines is risky and the field is highly competitive. Once a compound is approved for sale, then successful commercialization is challenging, with not only physicians and patients but also third-party payors influencing success. In addition, we set operating goals that must be achieved in a relatively short time-frame to earn incentives. We typically set more goals than we reasonably believe we can accomplish in a given time frame to drive the leadership team’s performance and set a tone of high achievement. As noted above, we did not pay any annual cash incentive bonuses to employees based on our performance in 2021.
In addition, in 2021, the compensation committee was particularly aware that a large number of employees were being terminated in connection with the Restructuring and focused on the need to retain the relatively small number of experienced officers that remained to successfully execute on the board of directors’ plan to maximize shareholder value. They considered the special circumstances we faced in light of the Restructuring and the increased retention challenges given it was a particularly challenging year for the Company in addition to the abnormally competitive job market across the country and in the San Francisco Bay Area and Ireland. The results of clinical trials that precipitated the Restructuring were deeply disappointing for employees who had been working for years to develop drugs that we believed would be successful for underserved patient populations. Furthermore, the Restructuring represented significant changes for us, with a refocused mission and the loss or pending loss of many colleagues. Prior to the data readouts from the key clinical studies in the third quarter of 2021, the board of directors and management conducted a comprehensive scenario planning exercise with the assistance of outside advisors, and believes that, following the data readouts, the refocused and restructured company would provide the best path to maximize shareholder value. The compensation committee crafted a package of incentives designed to reward employees for effecting the turnaround and rebuilding with both short-term incentives that offered tangible, near term value, and long-term incentives that will foster long-term alignment with shareholder interests.
Corporate Governance Policies
Our executive officers are subject to share ownership guidelines. The share ownership guidelines require each of our executive officers to own shares equal in value to a multiple of six times the base salary for the CEO and two times the base salary for our other executive officers. Ownership requirements may be met by shares and restricted share units, whether or not vested, and exclude shares still subject to a performance requirement. Executive officers are required to comply with these guidelines by January 1, 2023, or, if later, by the five-year anniversary of their becoming an executive officer. Thereafter, compliance will be measured annually. If, at the compliance measurement date, the executive officer does not meet the guideline, then until such officer complies, he or she will be expected to hold 50% of our after-tax shares acquired thereafter, whether by option exercise, vesting or settlement of equity awards.
Compensation Committee
The compensation committee of our board of directors is comprised of three non-employee members of the board of directors. The compensation committee’s basic responsibility is to review the performance of our management relative to achievement of corporate objectives and to ensure that the named executive officers and other members of senior management are compensated in a manner consistent with competitive practice and reasonably designed to incentivize top performance and commitment to us. In fulfilling this responsibility, the compensation committee reviews the performance of each named executive officer at least once each year, and generally twice per year. The CEO, as the manager of the executive team, assesses the executives’ contributions to the corporate goals and makes a recommendation to the compensation committee with respect to any merit increase in salary, cash bonus and annual replenishment equity award for each member of the executive team, other than himself. The compensation committee meets with the CEO to evaluate, discuss and modify or approve these recommendations. The compensation committee also conducts a similar evaluation of the CEO’s contributions when the CEO is not present, and determines any increase in salary, cash bonus and annual replenishment equity award for him.
The compensation committee received and reviewed compensation summaries for each named executive officer at the beginning of 2021. The information in these summaries was used by the compensation committee to assist with analyzing existing compensation and any proposed changes in compensation for each named executive officer. The summaries included information regarding the accumulated value of unvested equity ownership, how much is unvested, and the amount of potential value earnable under various share price scenarios. The summaries help the compensation committee to track changes in an officer’s total direct compensation from year to year and to remain aware of the compensation historically paid to each named executive officer. In addition, in late 2021, the compensation committee reviewed the compensation of our named executive officers (other than our CEO) following the Restructuring. In addition to the information and analyses supplied to the compensation committee as described above and in the peer group segment below, members of management support the compensation committee in its work from time to time.
Advisory Vote on Executive Compensation
Our most recent advisory vote on named executive officer compensation took place at our 2020 annual meeting of shareholders. Of the votes cast by our shareholders at the meeting, over 99% voted “For” a non-binding advisory resolution approving the compensation of our named executive officers, as disclosed in the proxy statement for that meeting. Our compensation committee reviewed the results of the 2020 advisory vote and viewed the high level of shareholder support as an affirmation of our compensation policies. As a result, our compensation committee concluded that no revisions were necessary to our named executive officer compensation program or philosophy.
At our 2017 annual meeting of shareholders, our shareholders also approved holding a vote on executive compensation every three years. As a result, our shareholders will be asked to cast a non-binding advisory vote on executive compensation again at our annual meeting in 2023.
Compensation Consultant
The compensation committee has the authority under its charter to engage the services of outside advisors, experts and others to assist the compensation committee. In accordance with this authority and as described in the “Corporate Governance — Board Committees — Compensation Committee” section beginning on page 18, the compensation committee confers from time to time with its independent executive compensation consultant, Frederic W. Cook & Co. (“FW Cook”). FW Cook is retained by and reports directly to the compensation committee and its role is to assist and advise the compensation committee on matters related to compensation for executive officers, other key employees and non-employee directors. FW Cook does not work on projects for management except as an agent of the compensation committee and with the advance knowledge and approval of the chairman of the compensation committee. The compensation committee has the sole authority to retain and dismiss its outside compensation consultants.
Peer Group
The peer group used to evaluate compensation decisions made at the start of 2021, prior to the results from clinical trial that precipitated the Restructuring, was established in August 2019 with advice from FW Cook. The peer selection process generally focused on aligning our peer group with our market capitalization, largely highlighting companies with market capitalization between 0.4x and 4x our market capitalization at the time. This resulted in a targeted range for market capitalization of $0.5 billion to $4.8 billion in light of our $1.2 billion market capitalization at the time. The resulting peer group consists of the following companies:
Peer Group — Established Pre-Restructuring
Agios Pharmaceuticals	Heron Therapeutics
Amarin	ImmunoGen
Arena Pharmaceuticals	Ironwood Pharmaceuticals
Bluebird Bio	Portola Pharmaceuticals
Corcept Therapeutics	Prothena
CytomX Therapeutics	PTC Therapeutics
Eagle Pharmaceuticals	Radius Health
FibroGen	Retrophin
Five Prime Therapeutics	Ultragenyx Pharmaceutical
Global Blood Therapeutics	Zogenix
Halozyme Therapeutics
Following the Restructuring, and considering our changed characteristics and lower market capitalization, we established a new peer group in December 2021 to guide compensation decisions in 2022. However, neither the peer group established prior to our Restructuring nor the peer group established after were directly utilized for compensation decisions that were made in connection with the Restructuring, which were primarily driven by pre-existing internal guidelines for executive officer compensation. The new peer group was established with advice from FW Cook and the peer selection process focused on aligning our peer group with our size after the Restructuring, focusing on companies that are similar to us in terms of stage and revenue and are competitors for talent. This resulted in a targeted range for market capitalization of $200 million to $3.0 billion in light of our approximately $1 billion enterprise value at the time. The resulting peer group consists of the following companies:

Peer Group — Established Post-Restructuring
Agenus	Intra-Cellular Therapies
Akebia Therapeutics	Ironwood Pharmaceuticals
BioCryst Pharmaceuticals	Myovant Sciences
Corcept Therapeutics	Pacira BioSciences
Dynavax Technologies	Radius Health
Eagle Pharmaceuticals	Revance Therapeutics
Enanta Pharmaceuticals	Rigel Pharmaceuticals
Heron Therapeutics	Travere Therapeutics
ImmunoGen	UroGen Pharma
Insmed	Zogenix
Intercept Pharmaceuticals
We operate in an intensely competitive labor market in which talented employees typically have many alternatives and it is relatively easy to change jobs. To ensure we remain competitive in the market to hire and retain employees, our CEO and compensation committee frequently review data about the compensation of similar officers at the peer group companies when making compensation-related decisions. The peer data are used as a reference point, but compensation decisions are ultimately informed by factors specific to our company and the individual named executive officers and we do not target pay at a particular benchmark. For example, in making compensation decisions in early 2021, we took into account our portfolio of research and development programs, which included multiple compounds in clinical development for the treatment of multiple disease states, and our marketing of an approved product with our partner Viatris, which we believe was generally broader than those of companies in our peer group and which requires a broader range of skills and expertise from our officers and in turn affects our compensation decisions to attract and retain them. In making Restructuring compensation decisions in the second half of 2021, we also focused on the need for stability to execute on the board of directors’ plan to maximize shareholder value and the importance of the carefully-selected remaining roles to achieve that result.
Principal Elements of Compensation
Base Salaries
Base salaries are set to reflect compensation commensurate with the individual’s current position, work experience and contribution. Our goal in this regard is to attract and retain high caliber talent for the position and to provide a base wage that is not subject to performance risk. Salary for the CEO and the other named executive officers is determined based on the underlying scope of their respective responsibilities, their personal experience working at innovative drug discovery companies, and takes into account competitive market compensation data as a reference point. We review base salaries for the named executive officers annually, generally in the first quarter of each year. The CEO proposes salary adjustments to the compensation committee (other than for himself) based on any changes in competitive market salaries, individual performance and/or changes in job duties and responsibilities. The compensation committee then determines any salary adjustment applicable to each of the named executive officers.
In February 2021, which was prior to the clinical trial results that precipitated the Restructuring, our compensation committee approved the following base salary increases for our named executive officers, except Dr. Graham. Dr. Graham was not yet an executive officer at the time and, as a result, his merit increase was determined by his manager rather than the compensation committee.

Name	Increase in Annual Base Salary
Rick E Winningham	3.0%
Andrew A. Hindman	3.5%
Rhonda F. Farnum	4.0%
Richard A. Graham	3.5%
Kenneth R. Pitzer	3.5%
Frank Pasqualone	3.0%
Philip D. Worboys	3.5%
The reference amount the compensation committee allocated for employee merit increases was generally 3.5%. Messrs. Winningham and Pasqualone each received a smaller salary increase, which was based on the compensation committee’s assessment of their existing pay levels as well as performance in 2020. Ms. Farnum’s merit increase was higher than the standard to reflect her performance in, as well as the importance of, her role.
In connection with the Restructuring and the departure of the Company’s Senior Vice President, Chief Business Officer, Ms. Farnum was promoted to Chief Business Officer and Senior Vice President, Commercial and Medical Affairs and her annual salary was increased by approximately 8% to reflect the additional responsibilities and added import associated with her expanded role.
Annual Cash Incentive Compensation
Our named executive officers are eligible for annual cash incentives under our company-wide bonus program, which is designed to reward the achievement of key corporate goals established by our board of directors at the beginning of the year and which we believe should increase shareholder value over time, as well as individual performance.
In connection with the Restructuring, the compensation committee determined that no bonuses would be paid pursuant to our annual bonus program for 2021. Amounts similar to those that were contemplated pursuant to the annual bonus program were offered to our named executive officers (except the CEO) to incentivize and retain them through the Restructuring. See “Restructuring Compensation Decisions” below.
Each named executive officer has a target bonus stated as a percentage of annual base salary for the year. For 2021, target bonus percentages were 50% of annual base salary for executive and senior vice presidents and 60% of annual base salary for our CEO, which reflects no changes from 2020 target bonus percentages. The corporate goals applicable to the annual bonus program are established by our full board of directors at the beginning of the year as part of our annual business plan and communicated to employees. For 2021, the goals were grouped into four distinct categories, which were weighted based on the compensation committee’s assessment of their relative importance to the creation of long-term shareholder value. Each category is eligible for a score of up to 200% of the assigned weighting, at the discretion of our compensation committee. The individual goals within each category are not weighted in order to provide the compensation committee with the flexibility to determine the importance of individual goals based on a variety of factors, which include actual results, changing business conditions throughout the year and operating challenges that were not reasonably foreseeable at the time the goals were established. After determining the size of the company-wide bonus pool, a named executive officer’s individual bonus may be increased or decreased based on a subjective assessment of individual performance, up to a maximum bonus of 200% of target. While individual bonuses may be adjusted based on performance, the overall size of the bonus pool may not exceed the amount funded based on the corporate performance score.
Consistent with prior years, our board and compensation committee adopted 2021 key corporate goals in the first quarter of 2021. Though no bonuses were paid under the annual bonus program, the goals approved by our compensation committee in early 2021, grouped by category, as well as their relative weightings were as follows:

Category	2021 Corporate Goals	Weighting
COMMERCIAL	• YUPELRI® (Revefenacin) Inhalation Solution: Achieve net sales target established by the board of directors	35%
	• Complete enrollment for one PIFR study of YUPELRI®

•
AMPRELOXETINE (TD-9855):

•
Report positive data from Phase 3 4-week efficacy study

•
Align with FDA on expedited filing strategy based on Study 0169 results

•
Complete enrollment for Phase 3 20-week maintenance study

DEVELOPMENT	• IZENCITINIB (TD-1473): • Report positive data from Phase 2 Crohn’s Disease 12-week induction study • Report positive data from Phase 2b Ulcerative Colitis 8-week induction study • Achieve a successful Opt-In decision from Janssen	35%
	• Creation, execution and progression of the new COVID-19 development program
RESEARCH AND TRANSLATIONAL SCIENCE	• KATANA (TD-0903 COVID In-Patient): Report positive data from Phase 2 study	15%

•
ATLAS (TD-1058): Complete Phase 1 study in healthy volunteers and a cohort of IPF patients

•
SOLAR (TD-5202): Initiate Gluten Challenge Study

•
Research: Nominate 1 Development Candidate and initiate 1 new program

CORPORATE	• Report metrics which conform with the implementation of “Reimagine Theravance Biopharma,” whereby we continue to be viewed as an employer of choice, successfully attracting, retaining, and developing a diverse, engaged and passionate workforce	15%
	• Achieve year-end cash balance of at least 2 years projected burn
	• Execute 1 to 2 corporate or business development transactions, as needed
	Total:	100%
Equity Incentive Compensation
We believe that successful research, development and commercialization of medicines requires excellent functional expertise. However, functional expertise alone will not result in approved medicines, successful customer interactions or a successful company. Our long-term equity incentives seek to support our strategy of attracting employees with excellence and expertise in a wide variety of functional areas (e.g. medicinal chemistry, different disciplines of biology and chemistry, clinical science, clinical trial execution, partnering and collaboration, strategic marketing, marketing science and financial planning). Equally as important, our equity incentives seek to support an environment of extraordinary teamwork as well as long-term retention of our employees in an intensely competitive environment.
The types of equity compensation comprising the mix of officer compensation consist of: (i) options with time-based vesting, which require the market value of our ordinary shares to increase before they are valuable; (ii) performance-contingent restricted share awards (“RSAs”) or RSUs, the right to which is dependent upon successful completion of corporate performance goals; and (iii) RSUs with time-based vesting. We do not use a targeted cash/equity split to set officer compensation.
Generally, to align the officer’s interests with those of our shareholders, a significant option grant is made to a named executive officer at the first regularly scheduled meeting of the compensation committee after the officer commences employment. Annual replenishment equity awards generally are considered during the first quarter of each year, and additional equity awards may be made in connection with an officer earning a promotion or taking on additional duties or for retention purposes in certain circumstances, such as those associated with the Restructuring in 2021. Options have been used primarily as a hiring incentive, with annual replenishment awards provided in the form of RSUs to minimize dilution to shareholders. Replenishment equity awards are granted annually and generally vest over a four-year period. We believe that the resulting overlapping vesting schedule from awards made in prior years, together with the number of shares subject to each award, helps ensure a meaningful incentive to remain in our employ and to enhance shareholder value over time. Annual replenishment equity award grants to all employees generally are made during the first quarter of each year at a meeting of the compensation committee following annual employee performance reviews. In determining the size of equity awards granted to our named executive officers, our compensation committee considers such matters as it deems appropriate in its discretion, including individual and company performance and recommendations from our CEO. The compensation committee also references guidelines that provide the compensation committee with information about the size of equity awards, both as a percentage of the company and based on grant value, at our peer companies.
2021 Annual Replenishment RSUs
The following table shows the number of replenishment RSUs that were granted to each of the named executive officers in the first quarter of 2021. The CEO’s 2021 replenishment award was set below the peer median and reflects an approximate 32% reduction in grant value from 2020 to recognize the year-over-year decline in our stock price.
Name	2021 RSUs	Grant Date Fair Value ($)
Rick E Winningham	170,000	3,400,000
Andrew A. Hindman	65,000	1,300,000
Rhonda F. Farnum	40,000	800,000
Richard A. Graham	65,000	1,300,000
Kenneth R. Pitzer	65,000	1,300,000
Frank Pasqualone	65,000	1,300,000
Philip D. Worboys	65,000	1,300,000
25% of the replenishment RSUs vested on February 20, 2022 and the remaining replenishment RSUs vest in equal quarterly installments on the Company vesting dates for the three years thereafter, provided that the recipient remains in continuous service through each such date.
Promotional RSUs Granted to Ms. Farnum
In connection with Ms. Farnum’s promotion to Chief Business Officer and Senior Vice President, Commercial and Medical Affairs, in December 2021, Ms. Farnum was granted an award of 27,500 RSUs, subject to time-based vesting, to better align her equity incentive pay with those of other executive officers. The RSUs will vest over four years of continuous employment from the date of grant, with 25% of the RSUs vesting on the next regularly scheduled Company vesting date following her completion of one year of continuous employment thereafter, and the remaining RSUs vesting in equal quarterly installments on the Company vesting dates for the three years thereafter.
2019 Performance-Contingent RSUs Granted to Mr. Hindman
In connection with Mr. Hindman’s commencement of employment with us in 2019, he was granted performance-contingent RSUs for 60,000 ordinary shares. One-third of the performance-contingent RSUs vested prior to 2020 for the successful completion of a business development transaction, and an additional one-third of the performance contingent RSUs vested in August 2021 following achievement of an additional performance milestone in July 2020 for achieving additional sell-side analyst coverage. There is one remaining performance milestone applicable to Mr. Hindman’s performance-contingent RSUs, with such performance-contingent RSUs eligible to vest on the one-year anniversary following certification of achievement of the applicable milestone by our compensation committee. Achievement is required by

June 30, 2022 and Mr. Hindman must remain employed with us through the applicable vesting date. The remaining performance milestone applicable to Mr. Hindman’s performance-contingent RSUs is as follows:
Performance Milestone
Achieve a more diversified shareholder base(1)

(1)
“Achieve a more diversified shareholder base” means a scenario in which the Company’s top five shareholders (aggregating affiliated entities for such purpose) together own a meaningfully lower aggregate percentage of the outstanding ordinary shares of the Company as determined by the compensation committee, with shareholder ownership as measured in the Company’s beneficial ownership of voting securities table in a proxy statement filed by the Company with the SEC or other method suitable to the compensation committee.

Restructuring Compensation Decisions
Following the Restructuring, the compensation committee approved a package of performance and retention incentives designed to motivate and retain continuing employees during a particularly challenging period. These incentives consist of cash bonuses and equity awards. Mr. Winningham did not receive any Restructuring incentives and the only compensation paid to Mr. Winningham in 2021 is a base salary and the 2021 annual replenishment RSUs (granted in February 2021). In addition, Dr. Pitzer did not receive any restructuring equity awards in 2021 as a result of his anticipated termination in connection with the Restructuring. The equity awards grants to our other named executive officers were in lieu of annual replenishment equity awards in 2022 (which normally would have been granted in February 2022), and the cash incentive opportunities were granted in the context of the compensation committee’s assessment that no cash performance bonuses would be paid under 2021 cash bonus program.
Restructuring Equity Awards
Equity grants in connection with the Restructuring occurred during a difficult period in which the majority of our employees were being terminated to save future costs. The equity grants were designed to retain employees in part by providing time-based equity incentives in lieu of those that would typically be expected to be granted in 2022 (the “Restructuring RSUs”), with additional performance-based RSU incentives (the “Restructuring PSUs”) to maximize shareholder value through the refocused and restructured company.
In December 2021, Mr. Hindman, Dr. Graham and Ms. Farnum were each granted the following equity awards:
Name	Restructuring RSUs	Restructuring PSUs	Grant Date Fair Value ($)
Andrew A. Hindman	240,000(1)	100,000	2,631,550
Rhonda F. Farnum	187,500(2)	100,000	1,505,625(3)
Richard A. Graham	240,000(4)	85,000	1,965,600(5)

(1)
Consists of 65,000 RSUs that vest in equal installments on February 20, 2022 and August 20, 2022, and 175,000 RSUs that vest 25% on November 20, 2022, with the remainder vesting in equal quarterly installments over a three-year period thereafter, subject to Mr. Hindman’s continued employment through the applicable vesting date.

(2)
Consists of 37,500 RSUs that vest in equal installments on February 20, 2022 and August 20, 2022, and 150,000 RSUs that vest 25% on November 20, 2022, with the remainder vesting in equal quarterly installments over a three-year period thereafter, subject to Ms. Farnum’s continued employment through the applicable vesting date.

(3)
Ms. Farnum’s Restructuring PSUs had a grant date fair value of $0 based on the probability of achievement at the time of grant.

(4)
Consists of 65,000 RSUs that vest in equal installments on February 20, 2022 and August 20, 2022, and 175,000 RSUs that vest 25% on November 20, 2022, with the remainder vesting in equal quarterly installments over a three-year period thereafter, subject to Dr. Graham’s continued employment through the applicable vesting date.

(5)
Dr. Graham’s Restructuring PSUs had a grant date fair value of $0 based on the probability of achievement at the time of grant.

The Restructuring RSUs were granted in lieu of the regular 2022 annual replenishment awards and accordingly, no additional equity awards are expected to be granted to Mr. Hindman, Dr. Graham and Ms. Farnum in 2022. Consistent with the awards made to non-officer employees, the amount of the Restructuring RSUs was determined after considering each executive officer’s annual replenishment award guideline, broad market context provided by FW Cook, as well as the compensation committee’s discretion on what was needed to maintain key members of the team during this critical period. A portion of the Restructuring RSUs was focused on retaining the team through the Restructuring and vested in equal installments on February 20, 2022 and August 20, 2022, while the remainder of the Restructuring RSUs was focused on providing a long-term turnaround incentive and vests as to 25% on November 20, 2022, then in equal quarterly installments over a three-year period thereafter, subject to the executive officer’s continued employment through the applicable vesting date.
Restructuring PSUs were granted to each of Mr. Hindman, Dr. Graham and Ms. Farnum with performance metrics and vesting schedules unique to each of their respective positions with us. The PSUs are intended to reward outcomes viewed as challenging and important to a long-term shareholder value. Mr. Hindman and Ms. Farnum were each granted 100,000 Restructuring PSUs and Dr. Graham was granted 85,000 Restructuring PSUs.
Mr. Hindman’s Restructuring PSUs are subject to the achievement of two performance milestones by December 31, 2025, with 50% of such PSUs eligible to vest based on achievement of each of the milestones. 25% of such PSUs will vest on the first Company vesting date that occurs on or after certification of achievement of the performance milestone by the compensation committee, and another 25% of such PSUs will vest on the first Company vesting date that occurs on or after the one year anniversary of the certification of achievement of the performance milestone by the compensation committee, subject to Mr. Hindman’s continued employment through each such vesting date. The following performance milestones are applicable to Mr. Hindman’s Restructuring PSUs:
Performance Milestone*	% of Total Number of PSUs Eligible to Vest
Achieve 20 trading day average closing stock price of $12 or higher	50%
Achieve 20 trading day average closing stock price of $16 or higher	50%

*
The milestones are subject to adjustment in the event of a stock split or similar event.

Ms. Farnum’s Restructuring PSUs are eligible to vest based on the achievement of YUPELRI net sales for the fiscal year ending December 31, 2022 and continued service with us thereafter. 25% of the Restructuring PSUs are eligible to vest based on achievement of a minimum net sales goal that we believe is reasonably achievable, an additional 25% of the Restructuring PSUs are eligible to vest based on a target net sales goal that we believe will be challenging to achieve, and the remaining 50% of the Restructuring PSUs are eligible to vest only upon achievement of a net sales goal that we believe is extremely difficult to be achieved by the end of the current fiscal year. 50% of any Restructuring PSUs for which the performance conditions are satisfied will vest on the first Company vesting date that occurs on or after certification of achievement of the performance milestone by the compensation committee, and another 50% of such Restructuring PSUs will vest on the first Company vesting date that occurs on or after the one year anniversary of the certification of achievement of the performance milestone by the compensation committee, subject to Ms. Farnum’s continued employment through each such vesting date.
Dr. Graham’s Restructuring PSUs are subject to the achievement of one performance milestone by December 31, 2022, with 50% of such PSUs eligible to vest on the first Company vesting date that occurs on or after certification of achievement of the performance milestone by the compensation committee. The remaining 50% of such PSUs are eligible to vest on the first Company vesting date that occurs on or after the one-year anniversary of the certification of achievement of the performance milestone by the compensation committee, subject to Dr. Graham’s continued employment through each such vesting date.
Performance Milestone*	% of Total Number of PSUs Eligible to Vest
Completion of enrollment in PIFR 2 study, with “completion” meaning last patient, first dosed, in the study by December 31, 2022	100%
Restructuring Cash Bonuses
Consistent with the Restructuring bonuses payable to non-officer employees, each of Ms. Farnum, Mr. Hindman and Dr. Graham are eligible to earn cash bonuses equal to 125% of the officer’s annual bonus target, although in the case of Mr. Hindman and Dr. Graham their bonuses are also subject to performance conditions.
Ms. Farnum’s Restructuring bonus is payable in two installments, with an amount equal to 75% of her annual bonus target paid if she remains continuously employed with us through March 15, 2022, and an amount equal to 50% of her annual bonus target if she remains continuously employed with us through June 15, 2022.
The Restructuring bonuses payable to Mr. Hindman and Dr. Graham are also payable in two installments, with the first installment equal to 75% of the officer’s annual bonus target payable on April 15, 2022 and the second installment equal to 50% of the annual bonus target payable on September 15, 2022, subject to the officer’s continued employment and achievement of the performance goals specific to the officer’s duties. In the case of Mr. Hindman these goals are to (1) eliminate facilities utilization (with certain exceptions) by April 15, 2022 and (2) ensure we become sustainably cash flow positive in the second half of 2022. In the case of Dr. Graham these goals are to (1) wind down all ongoing studies for izencitinib and ampreloxetine in the first quarter of 2022 and (2) deliver top-line results for our izencitinib Crohn’s disease Phase 2 study and our 170 ampreloxetine study.
Pursuant to Dr. Pitzer’s Restructuring bonus arrangement, he is eligible to receive a cash bonus payment equal to $170,200 if he remains continuously employed with us until March 31, 2022, through his extended transition period with the Company.
Post-Termination Protection
We believe that the possibility of a change in control creates uncertainty for our officers regarding their continued employment because such transactions frequently result in senior management changes. We provide change in control protections to our officers to alleviate concerns regarding the possible occurrence of such a transaction, allowing them to focus their attention on our business in a highly competitive labor market. In addition, these protections encourage executives to remain with us during the threat or negotiation of a change in control transaction, which preserves our value and the potential benefit to be received by our shareholders in the transaction.
The change in control severance benefits are structured under a plan instead of individual employment agreements. With this change in control severance plan, we sought uniformity of results among the officers based on their positions. In addition, we believe that the events triggering payment, both the consummation of a change in control and an involuntary termination, and then only when there is no misconduct by the officer, are fair hurdles for the ensuing income protection. A description of our change in control severance plan is in the “Potential Payments Upon Termination or Change-in-Control” section on page 48. For officers who were eligible to participate in the Amended and Restated Change in Control Severance Plan of Innoviva, Inc. (“Innoviva”) prior to our spin-off from Innoviva in 2014 (i.e., such named executive officer was an officer of Innoviva as of December 16, 2009), we provide gross-ups for excise taxes potentially due upon a change in control. This provides former Innoviva employees a level of benefits that is at least equal to those they were eligible for prior to our spin-off.
We do not have agreements with any of our current named executive officers that provide for severance in the event of an involuntary termination that does not occur in connection with a change in control, other than with our CEO. Pursuant to the offer letter we entered into with Mr. Winningham to become our CEO, if Mr. Winningham’s service is terminated without cause, he will receive a lump-sum severance payment of 24 months of his current salary plus two times his current target bonus.
In connection with the Restructuring and the termination of employment of Mr. Pasqualone and Dr. Worboys, we entered into separation agreements with each of them in 2021 and 2022, respectively. The separation agreements provide for the following severance benefits in exchange for a release of claims against us: a lump sum cash severance amount equal to 12 weeks of their respective base salary, nine months of Company-paid continued health benefits and accelerated vesting of RSUs that were scheduled to vest through August 20, 2022.
Perquisites
We do not provide a non-qualified deferred compensation program or a supplemental executive retirement plan to our named executive officers. We generally do not provide perquisites or other personal benefits to named executive officers that we do not provide to all of our employees.
Tax Deductibility of Pay
Section 162(m) of the Internal Revenue Code of 1986, as amended, places a limit of $1,000,000 on the amount of compensation that we may deduct in any one year with respect to our CEO and certain other executive officers. Prior to changes in tax law taking effect in 2018, there was an exception to the $1,000,000 limitation for performance-based compensation, including options, meeting certain requirements. Historically some of our named executive officer compensation arrangements were intended to qualify for this exception. The exemption from the Section 162(m) deduction limit for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017. As a result of the repeal of the performance-based compensation exemption, Section 162(m) is no longer a significant factor in compensation decisions and compensation paid to our CEO and certain other executive officers in excess of $1,000,000 will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017.
COMPENSATION COMMITTEE REPORT1
The compensation committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management and, based on such review and discussions, the compensation committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.
Submitted by the following members of the compensation committee:
Eran Broshy
Dean J. Mitchell
William D. Young, Chairman

1
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Theravance Biopharma under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing

2021 Summary Compensation Table
The following table sets forth all of the compensation awarded to, earned by, or paid to our “principal executive officer,” our “principal financial officer” and our next three most highly compensated executive officers (our “named executive officers”) for our fiscal years ended December 31, 2021, 2020 and 2019, as applicable.
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Share Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Rick E Winningham Chief Executive Officer	2021	1,044,889	—	3,400,000	—	—	7,053(3)	4,451,942
	2020	1,014,455	—	4,977,600	—	579,646	6,045	6,577,746
	2019	983,710	—	4,469,300	—	473,906	5,496	5,932,411
Andrew A. Hindman Senior Vice President and Chief Financial Officer	2021	570,394	—	3,931,550	—	—	5,000(4)	4,506,944
	2020	551,608	—	1,275,144	—	265,278	5,920	2,097,950
	2019	315,000	175,000	847,000	2,204,956	216,000	—	3,757,956
Rhonda F. Farnum(5) Chief Business Officer and Senior Vice President, Commercial and Medical Affairs	2021	430,518	—	2,586,950	—	—	5,000(4)	3,022,468
Richard A. Graham(5) Senior Vice President, Research and Development	2021	464,438	—	3,265,600	—	—	5,000(4)	3,735,038
Kenneth R. Pitzer(5) Senior Vice President, Product Strategy and Commercial Planning	2021	424,302	—	1,300,000	—	—	5,000(4)	1,729,302
Frank Pasqualone(6) Former Senior Vice President and Chief Business Officer	2021	505,874	—	1,300,000	—	—	51,834(7)	1,857,708
	2020	535,908	—	1,903,200	—	249,804	5,987	2,694,898
	2019	520,299	16,374	1,708,850		225,000	7,097	2,461,246
Philip D. Worboys(8) Former Senior Vice President, Research and Translational Science	2021	489,469	—	1,512,488(9)	—	—	194,621(10)	2,196,578

(1)
Includes amounts deferred pursuant to our 401(k) plan.

(2)
The amounts in these columns reflect the aggregate grant date fair value of share awards and option awards granted by us, computed in accordance with FASB ASC Topic 718. See Notes 1 and 10 of the notes to our consolidated financial statements in our Annual Report on Form 10 K filed on February 28, 2022 for a discussion of all assumptions made by us in determining the grant date fair value of such awards. In accordance with SEC rules, the grant date fair value of any award subject to a performance condition is based on the probable outcome of the performance conditions. Mr. Hindman, Dr. Graham and Ms. Farnum were granted performance-contingent RSUs in December 2021, the vesting of which is tied to the achievement of performance milestones, as described in greater detail in the “Principal Elements of Compensation — Restructuring Compensation Decisions — Restructuring Equity Awards” section of the “Compensation Discussion and Analysis” beginning on page 36. For the performance-contingent RSUs granted to Mr. Hindman, which is a market-based award, $665,950 is included in the “share awards” column above and represents the grant date fair value determined using a Monte Carlo simulation approach. For the performance-contingent RSUs granted to Dr. Graham and Ms. Farnum, it was determined at the time the awards were made that it was not probable that any of the applicable performance milestones would be achieved, and therefore no amount attributable to such awards is included in the “share awards” column. The grant date fair values of the performance-contingent RSUs granted to Ms. Farnum and Dr. Graham, assuming that all milestones are achieved (at their maximum levels for purposes of full vesting of the awards), is as follows: Ms. Farnum: $1,023,000; and Dr. Graham: $696,150.
(3)
Consists of (i) matching contributions for the 401(k) plan of $5,000; and (ii) $2,053, which was the value of a gift received as a service award for years of service with us, plus tax gross-up amounts associated therewith, which was provided for all employees who received such gifts.

(4)
Consists of matching contributions for the 401(k) plan of $5,000.

(5)
The executive officer was employed by us but was not one of our named executive officers in 2020. Accordingly, compensation information is only provided for 2021.

(6)
Mr. Pasqualone terminated employment with us on November 30, 2021 in connection with the Restructuring.

(7)
Consists of (i) matching contributions for the 401(k) plan of $5,000; and (ii) $46,834 for accrued vacation time that was paid out at the time of his termination of employment.

(8)
Dr. Worboys was employed by us but was not one of our named executive officers in 2020. Accordingly, compensation information is only provided for 2021. Further, Dr. Worboys terminated employment with us on November 30, 2021 in connection with the Restructuring.

(9)
Includes $212,488 in incremental fair value associated with the acceleration of certain RSUs held by Dr. Worboys pursuant to the separation agreement entered into with him in connection with the Restructuring.

(10)
Consists of (i) $123,603 in severance pay; (ii) $14,519 for company-paid health benefit continuation in connection with his termination of employment; (iii) matching contributions for the 401(k) plan of $5,000; and (iv) $51,499 for accrued vacation time that was paid out at the time of his termination of employment.

2021 Grants of Plan-Based Awards
The following table sets forth each non-equity incentive plan award and equity incentive plan awards granted to our named executive officers during fiscal year 2021. Unless indicated below, all equity awards were made under our 2013 Equity Incentive Plan.
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares or Units (#)(1)	Grant Date Fair Value of Stock Awards ($)
Rick E Winningham	N/A	628,459(2)	1,256,917(2)	—	—	—	—	—
	2/8/2021	—	—	—	—	—	170,000(3)	3,400,000
Andrew A. Hindman	N/A	286,003(2)	572,006(2)	—	—	—	—	—
	N/A	357,504(4)	—	—	—	—	—	—
	2/8/2021	—	—	—	—	—	65,000(3)	1,300,000
	12/2/2021	—	—	—	—	—	65,000(5)	1,433,250
	12/2/2021	—	—	—	—	—	175,000(6)	532,350
	12/2/2021	—	—	—	50,000(7)	100,000(7)	—	665,950(8)
Rhonda F. Farnum	N/A	230,000(2)	460,000(2)	—	—	—	—	—
	2/8/2021	—	—	—	—	—	40,000(3)	800,000
	11/1/2021	—	—	—	—	—	37,500(5)	301,125
	11/1/2021	—	—	—	—	—	150,000(6)	1,204,500
	12/14/2021	—	—	—	—	—	27,500(8)	281,325
	12/14/2021	—	—	25,000(9)	50,000(9)	100,000(9)	—	—(10)
Richard A. Graham	N/A	232,875(2)	465,750(2)	—	—	—	—	—
	N/A	291,094(4)	—	—	—	—	—	—
	2/8/2021	—	—	—	—	—	65,000(3)	1,300,000
	12/2/2021	—	—	—	—	—	65,000(5)	532,350
	12/2/2021	—	—	—	—	—	175,000(6)	1,433,250
	12/2/2021	—	—	—	85,000(11)	—	—	—(10)
Kenneth R. Pitzer	N/A	212,751(2)	425,501(2)	—	—	—	—	—
	2/8/2021	—	—	—	—	—	65,000(3)	1,300,000
Frank Pasqualone	N/A	276,664(2)	553,328(2)	—	—	—	—	—
	2/8/2021	—	—	—	—	—	65,000(3)	1,300,000
Philip D. Worboys	N/A	267,807(2)	535,613(2)	—	—	—	—	—
	2/8/2021	—	—	—	—	—	65,000(3)	1,300,000

(1)
The RSUs will become fully vested if we are acquired and the holder is subject to an involuntary termination. Such vesting acceleration is described in greater detail in “Potential Payments Upon Termination or Change in Control” beginning on page 48.

(2)
No bonus amounts were paid to our named executive officers pursuant to the 2021 annual cash bonus plan. However, in accordance with SEC rules, this table reflects the grant that each named executive officer received in early 2021 of a non-equity incentive plan award pursuant to our 2021 annual cash bonus plan, which is discussed in greater detail in the “Annual Cash Incentive Compensation” section of the “Compensation Discussion and Analysis” beginning on page 33. The amounts shown in the “target” column reflect the target payout under the plan. The target amount is equal to 50% of each named executive officer’s base salary, with the exception of Mr. Winningham, whose target bonus amount was 60% of his base salary. The amounts shown in the “maximum” column reflect the maximum payout under the plan equal to 200% of each officer’s target bonus.
(3)
Reflects an annual replenishment RSU granted under our 2013 Equity Incentive Plan. 25% of the RSUs vested on February 20, 2022 and the remaining 75% of the RSUs vest in equal quarterly installments over the next three years, provided the holder remains in continuous service through each vesting date.

(4)
Mr. Hindman and Dr. Graham were each granted a cash bonus opportunity in connection with our Restructuring, which are discussed in greater detail in the “Principal Elements of Compensation — Restructuring Compensation Decisions — Restructuring Cash Bonuses” section of the “Compensation Discussion and Analysis” beginning on page 38. The target amount of each cash bonus is equal to 125% of each named executive officer’s annual target bonus opportunity. The cash bonuses are payable in two installments, with the first installment equal to 75% of the named executive officer’s annual bonus target, and the second installment equal to 50% of the named executive officer’s annual bonus target. The cash bonus installments are payable to Mr. Hindman and Dr. Graham on April 15, 2022 and September 15, 2022, subject to the officer’s continued employment through each such date and the achievement of specific performance goals.

(5)
Reflects RSUs granted under our 2013 Equity Incentive Plan in connection with our Restructuring. 50% of the RSUs vested on February 20, 2022, and 50% of the RSUs vest on August 20, 2022, provided the holder remains in continuous service through the applicable vesting date.

(6)
Reflects RSUs granted under our 2013 Equity Incentive Plan in connection with our Restructuring. 25% of the RSUs will vest on November 20, 2022, and the remaining 75% of the RSUs vest in equal quarterly installments over the next three years, provided the holder remains in continuous service through each vesting date.

(7)
Mr. Hindman was granted performance-contingent RSUs in connection with the Restructuring, the vesting of which is contingent upon the achievement of two stock price appreciation targets by December 31, 2025, as well as continued employment through each applicable vesting date, as described in greater detail in the “Principal Elements of Compensation — Restructuring Compensation Decisions — Restructuring Equity Awards” section of the “Compensation Discussion and Analysis” beginning on page 36. The “target” amount reflects the RSUs eligible to vest based on achievement of the first stock price appreciation target, and the “maximum” amount reflects the RSUs eligible to vest based on achievement of both stock price appreciation targets.

(8)
Reflects the grant date fair value of Mr. Hindman’s performance-contingent RSUs, which is a market-based award, as determined using a Monte Carlo simulation approach.

(9)
Ms. Farnum was granted performance-contingent RSUs in connection with the Restructuring, the vesting of which is contingent upon the achievement of YUPELRI net sales for the fiscal year ending December 31, 2022, as well as continued employment through each applicable vesting date, as described in greater detail in the “Principal Elements of Compensation — Restructuring Compensation Decisions — Restructuring Equity Awards” section of the “Compensation Discussion and Analysis” beginning on page 36. The “threshold” amount reflects the RSUs eligible to vest based on the minimum net sales achievement. The “target” amount reflects the RSUs eligible to vest based on the target net sales achievement. The “maximum” amount reflects the RSUs eligible to vest based on the maximum net sales achievement.

(10)
At the time the performance-contingent RSUs were granted to Ms. Farnum and Dr. Graham, it was not probable that any of the performance milestones relative to their awards would be achieved. The grant date fair value of the awards, assuming that all of the applicable milestones are achieved (for full vesting of the RSUs) is set forth in footnote 2 to the Summary Compensation Table on page 40.

(11)
Dr. Graham was granted performance-contingent RSUs in connection with the Restructuring, the vesting of which is contingent upon the achievement of one performance milestone by December 31,

2022, as well as continued employment through the applicable vesting date, as described in greater detail in the “Principal Elements of Compensation — Restructuring Compensation Decisions — Restructuring Equity Awards” section of the “Compensation Discussion and Analysis” beginning on page 36. The “target” amount reflects the RSUs eligible to vest upon achievement of the applicable milestone.
Outstanding Equity Awards at 2021 Fiscal Year-End
The following table sets forth information regarding each unexercised option to purchase our ordinary shares, each restricted share unit and each restricted ordinary share held by each of our named executive officers as of December 31, 2021.
Unless otherwise indicated below, all of our equity awards were granted under our 2013 Equity Incentive Plan and will fully vest in the event of a change in control unless the awards are assumed by the successor corporation or replaced with comparable awards. For additional information regarding other vesting acceleration provisions applicable to the outstanding equity awards held by our named executive officers, please see the section titled “Potential Payments Upon Termination or Change-in-Control” beginning on page 48.
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
(a)	(b)	(c)	(e)	(f)	(g)	(h)	(i)	(j)
Rick E Winningham	80,000(3)	—	23.51	6/02/2024	—	—	—	—
	320,000(4)	—	28.35	8/21/2024	—	—	—	—
	—	—	—	—	1,750(5)	19,338	—	—
	—	—	—	—	53,125(6)	587,031	—	—
	—	—	—	—	95,625(7)	1,056,656	—	—
	—	—	—	—	170,000(8)	1,878,500	—	—
Andrew A. Hindman	157,083(9)	102,917(9)	16.94	6/30/2029	—	—	—	—
	—	—	—	—	—	—	20,000(10)	221,000
	—	—	—	—	25,000(11)	276,250	—	—
	—	—	—	—	24,496(7)	270,681	—	—
	—	—	—	—	65,000(8)	718,250	—	—
	—	—	—	—	175,000(12)	1,933,750	—	—
	—	—	—	—	65,000(13)	718,250	—	—
	—	—	—	—	—	—	50,000(14)	552,500

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
(a)	(b)	(c)	(e)	(f)	(g)	(h)	(i)	(j)
Rhonda F. Farnum	125,000(15)	25,000(15)	25.64	7/31/2028	—	—	—	—
	—	—	—	—	10,000(16)	110,500	—	—
	—	—	—	—	6,797(6)	75,107	—	—
	—	—	—	—	22,500(7)	248,625	—	—
	—	—	—	—	40,000(8)	442,000	—	—
	—	—	—	—	150,000(12)	1,657,500	—	—
	—	—	—	—	37,500(13)	414,375	—	—
	—	—	—	—	27,500(17)	303,875	—	—
	—	—	—	—	—	—	25,000(18)	276,250
Richard A. Graham	—	—	—	—	625(5)	6,906	—	—
	—	—	—	—	625(5)	6,906	—	—
	—	—	—	—	6,250(6)	69,063	—	—
	—	—	—	—	7,500(19)	82,875	—	—
	—	—	—	—	21,875(20)	241,719	—	—
	—	—	—	—	11,250(7)	124,313	—	—
	—	—	—	—	18,906(21)	208,911	—	—
	—	—	—	—	65,000(8)	718,250	—	—
	—	—	—	—	175,000(12)	1,933,750	—	—
	—	—	—	—	65,000(13)	718,250	—	—
	—	—	—	—	—	—	85,000(22)	939,250
Kenneth R. Pitzer	—	—	—	—	562(5)	6,210	—	—
	—	—	—	—	20,312(6)	224,448	—	—
	—	—	—	—	36,562(7)	404,010	—	—
	—	—	—	—	65,000(8)	718,250	—	—
Frank Pasqualone(23)	100,000(3)	—	23.51	06/02/2024	—	—	—	—
	—	—	—	—	562(5)	6,210	—	—
	—	—	—	—	20,312(6)	224,448	—	—
	—	—	—	—	36,562(7)	404,010	—	—
	—	—	—	—	65,000(8)	718,250	—	—
Philip D. Worboys(24)	—	—	—	—	8,125(6)	89,781	—	—
	—	—	—	—	24,375(7)	269,344	—	—
	—	—	—	—	40,625(8)	448,906	—	—

(1)
Computed in accordance with SEC rules as the number of unvested RSUs or RSAs, as applicable, multiplied by the closing market price of our ordinary shares at the end of our 2021 fiscal year, which was $11.05. The actual value (if any) to be realized by the officer depends on whether the shares vest and the future performance of our ordinary shares.

(2)
Computed in accordance with SEC rules as the number of unvested RSUs or RSAs multiplied by the closing market price of our ordinary shares at the end of the 2021 fiscal year, which was $11.05. The actual value (if any) to be realized by the officer depends on whether the performance milestones related thereto are achieved, whether the award vests following achievement of the performance milestones, and the future performance of our ordinary shares.

(3)
Messrs. Winningham and Pasqualone were each granted options under our 2013 Equity Incentive Plan on June 3, 2014 in connection with their commencement of employment with us. 25% of the shares subject to the option vested on February 20, 2015 and the remaining shares vested monthly thereafter over the course of the next three years, subject to the officer’s continuous service through each vesting date.

(4)
Mr. Winningham was granted an option under our 2013 Equity Incentive Plan on August 22, 2014 in connection with commencing full-time employment with us. 25% of the shares subject to the option vested on August 15, 2015 and the remaining shares vested monthly thereafter over the course of the next three years, subject to Mr. Winningham’s continuous service through each vesting date.

(5)
Messrs. Winningham and Pasqualone and Drs. Graham and Pitzer, were each granted annual replenishment equity awards of RSUs under our 2013 Equity Incentive Plan on February 12, 2018. 25% of the RSUs vested on February 20, 2019 and the remaining 75% of the RSUs vest in equal quarterly installments over the following three years, subject to the officer’s continuous service through each vesting date.

(6)
Messrs. Winningham and Pasqualone, Drs. Graham, Pitzer, and Worboys, and Ms. Farnum were each granted annual replenishment equity awards of RSUs under our 2013 Equity Incentive Plan on February 5, 2019. 25% of the RSUs vested on February 20, 2020 and the remaining 75% of the RSUs vest in equal quarterly installments over the following three years, subject to the officer’s continuous service through each vesting date.

(7)
Messrs. Winningham, Hindman, Pasqualone, Drs. Graham, Pitzer, and Worboys, and Ms. Farnum were each granted an annual replenishment equity award of RSUs under our 2013 Equity Incentive Plan on February 3, 2020. 25% of the RSUs vested on February 20, 2021 and the remaining 75% of the RSUs vest in equal quarterly installments over the following three years, subject to the officer’s continuous service through each vesting date.

(8)
Messrs. Winningham, Hindman, Pasqualone, Drs. Graham, Pitzer, and Worboys, and Ms. Farnum, were each granted an annual replenishment equity award of RSUs under our 2013 Equity Incentive Plan on February 8, 2021. 25% of the RSUs vested on February 20, 2022 and the remaining 75% of the RSUs vest in equal quarterly installments over the following three years, subject to the officer’s continuous service through each vesting date.

(9)
Mr. Hindman was granted an option under our Performance Incentive Plan in connection with his commencement of employment with us. 25% of the shares subject to the option vested on July 1, 2020, and the remaining shares vest monthly thereafter, subject to Mr. Hindman’s continuous service through each vesting date.

(10)
Mr. Hindman was granted performance-contingent RSUs under our Performance Incentive Plan in connection with his commencement of employment with us. Vesting of these RSUs is contingent upon the achievement of performance milestones as well as continued employment, as described in greater detail in the “2019 Equity Awards Granted to Mr. Hindman” section of the “Compensation Discussion and Analysis” beginning on page 35 of our Proxy Statement for the 2020 Annual General Meeting of Shareholders filed on March 24, 2020. The first performance milestone applicable to Mr. Hindman’s performance-contingent RSUs was achieved in 2019, and the second performance milestone was achieved in 2020. As a result, one-third of the RSUs vested in 2020 and an additional one-third of the RSUs vested on August 20, 2021. In accordance with SEC rules, the number of shares in column (i) and the value of those shares in column (j) reflects payout of the performance-contingent RSUs assuming the third and final milestone is achieved.
(11)
Mr. Hindman was granted RSUs under our 2013 Equity Incentive Plan in connection with his commencement of employment with us. 25% of the RSUs vested on August 20th of each of 2020 and 2021, and the remaining 50% of the RSUs will vest on August 20th of each of 2022 and 2023, subject to Mr. Hindman’s continuous service through each vesting date.

(12)
Mr. Hindman, Dr. Graham and Ms. Farnum were each granted RSUs pursuant to our 2013 Equity Incentive Plan in connection with the Restructuring. These awards were granted on November 1, 2021 in the case of Ms. Farnum and December 2, 2021 in the case of Mr. Hindman and Dr. Graham. 25% of these RSUs will vest on November 20, 2022 and the remaining 75% of the RSUs will vest in equal quarterly installments over the following three years, subject to officer’s continuous service through the applicable vesting date.

(13)
Mr. Hindman, Dr. Graham and Ms. Farnum were each granted RSUs pursuant to our 2013 Equity Incentive Plan in connection with the Restructuring. These awards were granted on November 1, 2021 in the case of Ms. Farnum and December 2, 2021 in the case of Mr. Hindman and Dr. Graham. 50% of the RSUs vested on February 20, 2022 and the remaining 50% of the RSUs will vest on August 20, 2022, subject to the officer’s continuous service through the applicable vesting date.

(14)
Mr. Hindman was granted performance-contingent RSUs under our 2013 Equity Incentive Plan on December 2, 2021, in connection with the Restructuring. Vesting of these RSUs is contingent upon the achievement of stock price appreciation targets, as well as continued employment, as described in greater detail in the “Principal Elements of Compensation — Restructuring Compensation Decisions — Restructuring Equity Awards” section of the “Compensation Discussion and Analysis” beginning on page 36. In accordance with SEC rules, the number of shares in column (i) and the value of those shares in column (j) reflects threshold performance based on achievement of one of the two stock price appreciation targets.

(15)
Ms. Farnum was granted an option under our 2013 Equity Incentive Plan on August 1, 2018, in connection with her commencement of employment with us. 25% of the shares subject to the option vested on August 1, 2019 and the remaining shares vest monthly thereafter, subject to Ms. Farnum’s continuous service through each vesting date.

(16)
Ms. Farnum was granted RSUs under our 2013 Equity Incentive Plan on August 1, 2018, in connection with her commencement of employment with us. 25% of the RSUs vested on August 20th of each of 2020 and 2021, and the remaining 50% of the RSUs will vest 25% on August 20, 2022, and 25% on August 20, 2023, subject to Ms. Farnum’s continuous service through each vesting date.

(17)
Ms. Farnum was granted RSUs under our 2013 Equity Incentive Plan on December 14, 2021 in connection with her promotion to Chief Business Officer and Senior Vice President, Commercial & Medical Affairs. 25% of the RSUs will vest on November 20, 2022 and the remaining 75% of the RSUs vest in equal quarterly installments over the following three years, subject to Ms. Farnum’s continuous service through each vesting date.

(18)
Ms. Farnum was granted performance-contingent RSUs under our 2013 Equity Incentive Plan on December 14, 2021, in connection with the Restructuring. Vesting of these RSUs is contingent upon the achievement of YUPELRI net sales, as well as continued employment, as described in greater detail in the “Principal Elements of Compensation — Restructuring Compensation Decisions — Restructuring Equity Awards” section of the “Compensation Discussion and Analysis” beginning on page 36. In accordance with SEC rules, the number of shares in column (i) and the value of those shares in column (j) reflects threshold performance based on achievement of one of the minimum level of YUPELRI sales.

(19)
Dr. Graham was granted RSUs under our 2013 Equity Incentive Plan on February 5, 2019. 50% of the RSUs vested on February 20, 2021, and 50% of the RSUs will vest on February 20, 2023, subject to Dr. Graham’s continuous service through each vesting date.

(20)
Dr. Graham was granted RSUs under our 2013 Equity Incentive Plan on July 1, 2019. 25% of the RSUs vested on August 20, 2020 and the remaining 75% of the RSUs vest in equal quarterly installments over the following three years, subject to Dr. Graham’s continuous service through each vesting date.

(21)
Dr. Graham was granted RSUs under our 2013 Equity Incentive Plan on September 1, 2020. 25% of the RSUs vested on August 20, 2021 and the remaining 75% of the RSUs vest in equal quarterly installments over the following three years, subject to Dr. Graham’s continuous service through each vesting date.

(22)
Dr. Graham was granted performance-contingent RSUs under our 2013 Equity Incentive Plan on December 2, 2021, in connection with the Restructuring. Vesting of these RSUs is contingent upon the achievement of one performance milestone by December 31, 2022, as well as continued employment, as described in greater detail in the “Principal Elements of Compensation — Restructuring Compensation Decisions — Restructuring Equity Awards” section of the “Compensation Discussion and Analysis” beginning on page 36. In accordance with SEC rules, the number of shares in column (i) and the value of those shares in column (j) reflects target performance based on achievement of the performance milestone.

(23)
The outstanding equity awards held by Mr. Pasqualone as of December 31, 2021 include (i) RSUs which Mr. Pasqualone received accelerated vesting with respect to in early 2022 pursuant to the terms of his separation agreement entered into in connection with his termination of employment on November 30, 2021 and (ii) RSUs held by Mr. Pasqualone as of his termination of employment which remained outstanding for three months thereafter as a result of his continued eligibility for benefits (including acceleration of such RSUs) under our Severance and Change in Control Plan, had a change in control occurred on or prior to February 28, 2022. As a change in control did not occur prior to such date, such RSUs terminated at that time.

(24)
The outstanding equity awards held by Dr. Worboys as of December 31, 2021 represent those RSUs held by Dr. Worboys as of his termination of employment on November 30, 2021 which were not subject to acceleration pursuant to his separation agreement, but which remained outstanding for three months thereafter as a result of his continued eligibility for benefits (including acceleration of such RSUs) under our Severance and Change in Control Plan, had a change in control occurred on or prior to February 28, 2022. As a change in control did not occur prior to such date, such RSUs terminated at that time.

2021 Option Exercises and Stock Vested
The following table shows the number of restricted ordinary shares and restricted share units held by each named executive officer that vested during the 2021 fiscal year. None of our named executive officers exercised any options during the 2021 fiscal year.
	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
(a)	(d)	(e)
Rick E Winningham	307,625	5,408,594
Andrew A. Hindman	51,554	770,662
Rhonda F. Farnum	49,937	852,254
Richard A. Graham	48,281	745,583
Kenneth R. Pitzer	106,000	1,851,340
Frank Pasqualone	106,000	1,851,340
Philip D. Worboys	155,311	2,381,433

(1)
Value realized is based on the fair market value of our ordinary shares on the vesting date multiplied by the number of shares vested and does not necessarily reflect proceeds received by the officer.

Potential Payments Upon Termination or Change-in-Control
Each of our named executive officers is entitled to severance benefits pursuant to our severance plan. In addition, Mr. Winningham is entitled to severance benefits pursuant to his letter agreement entered into in connection with his appointment as Chief Executive Officer. In connection with the actual termination of their employment in connection with the Restructuring, Mr. Pasqualone and Dr. Worboys were offered the severance benefits described below.
Change in Control Severance Benefits
Pursuant to our severance plan, if a named executive officer is subject to an involuntary termination within 3 months prior to or 24 months after our change in control, the officer is entitled to the following benefits provided he or she signs a release of claims:
•
In the case of our Senior Vice Presidents and Executive Vice President, a lump sum payment equal to 150% of the officer’s annual base salary and target bonus.

•
In the case of our Chief Executive Officer, a lump sum payment equal to 200% of the officer’s annual base salary and target bonus.

•
A pro-rata portion of the named executive officer’s target bonus based on the number of full months of employment completed in the year of termination.

•
Continuation of the officer’s health and welfare benefits for the shorter of 18 months or the expiration of the officer’s continuation coverage under COBRA.

•
Full vesting of any unvested options or other equity awards held by the officer; provided, however, that the performance-based RSUs granted to our named executive officers are potentially subject to forfeiture if the performance-based conditions have not been achieved as of the change in control as described below.

•
In the case of named executive officers who were eligible to participate in the Theravance, Inc. Amended and Restated Change in Control Severance Plan (i.e., such named executive officer was an officer of Innoviva as of December 16, 2009), a tax gross-up payment in the event an independent accounting firm selected by us determines that the named executive officer would be subject to excise taxes under IRC Section 4999 as a result of payments under the change in control severance plan or otherwise.

Definitions
A “change in control” for purposes of our change in control severance plan includes:
•
The consummation of a merger or consolidation if persons who were not our shareholders prior to the merger or consolidation own 50% or more of the voting securities of the surviving company and its parent.

•
A sale, transfer or other disposition of all or substantially all of our assets.

•
A change in the composition of our board of directors as a result of which fewer than 50% of the incumbent directors either were directors on the date twelve months prior to the change in control (the “Original Directors”) or were appointed or nominated for election to the board of directors by a majority of the Original Directors or directors whose appointment or nomination was approved by at least 50% of the Original Directors.

•
A transaction as a result of which any person becomes the beneficial owner of 50% or more of our outstanding voting securities.

A transaction shall not constitute a change in control if its sole purpose is to change our country or state of incorporation, as applicable, or to create a holding company that will be owned in substantially the same proportions by the persons who held our securities immediately before such transaction. In addition, a transaction shall not constitute a change in control unless it also constitutes a “change in control event” under Treasury Regulation 1.409A-3(a)(5).
An “involuntary termination” for purposes of our change in control severance plan means a termination of an officer’s employment for reasons other than misconduct, or an officer’s resignation following (1) a material diminution in the officer’s authority, duties or responsibilities, (2) a material reduction in the officer’s base compensation, (3) a material change in the officer’s work location or (4) a material breach of the officer’s employment agreement by us. In order to qualify as an involuntary termination, the officer must give written notice to us within 90 days after the initial existence of one of the conditions described above and such condition must not have been cured within 30 days thereafter.
“Misconduct” for purposes of our change in control severance plan means an officer’s (1) commission of any material act of fraud, embezzlement or dishonesty, (2) material unauthorized use or disclosure of confidential information or trade secrets or (3) other material intentional misconduct adversely affecting our business or affairs.
Change in Control Provisions Applicable to Performance-Based Restricted Stock Units
The performance-based RSUs (“PSUs”) granted to our named executive officers include provisions for assessing achievement and potential forfeiture of PSUs to the extent the performance-based conditions have not been satisfied prior to the change in control:
Award	Assessment of Performance-Based Conditions/Forfeiture of Unearned PSUs	Service-Based Vesting
Hindman 2019 PSUs	1% of the PSUs will be earned for each 1% by which the change in control value exceeds the base value applicable to the PSUs of $16.94 per share, with all the PSUs earned at a change in control value of $33.88 per share. Any unearned PSUs will be forfeited.	50% of earned PSUs vest on the one-year anniversary of the change in control and the remaining 50% of the earned PSUs vest on the two-year anniversary of the change in control, subject to acceleration pursuant to our severance plan described above.
Hindman 2021 PSUs	Award is split into two tranches of 50,000 PSUs each with price appreciation targets of $12 and $16 per share. Performance-based conditions assessed for each tranche based on linear interpolation between the base value of $8.19 per share and the $12 per share price appreciation milestone applicable to tranche 1 and linear interpolation between $12 and the $16 per share price appreciation milestone for tranche 2. Any unearned PSUs are forfeited.	All earned PSUs vest at closing of the change in control, subject to acceleration pursuant to our severance plan described above.
Graham 2021 PSUs	2% of the PSUs will be earned for each 1% by which the change in control value exceeds the base value applicable to the PSUs of $8.19 per share, with all of the PSUs earned at a change in control value of $12.29 per share. Any unearned PSUs are forfeited.	All earned PSUs vest at closing of the change in control, subject to acceleration pursuant to our severance plan described above.

Award	Assessment of Performance-Based Conditions/Forfeiture of Unearned PSUs	Service-Based Vesting
Farnum 2021 PSUs	50% of the PSUs will be forfeited and 2% of the remaining 50% of the PSUs will be earned for each 1% by which the change in control value is greater than the base value applicable to the PSUs of $8.19 per share, with all of the PSUs earned at a change in control value of $12.29 per share. Any unearned PSUs are forfeited.	All earned PSUs vest at closing of the change in control, subject to acceleration pursuant to our severance plan described above.
Severance Benefits
In addition to the severance benefits he is entitled to pursuant to our severance plan, Mr. Winningham’s offer letter provides that if his employment is terminated by us without cause and he is not eligible for severance benefits under our severance plan, he will receive a lump-sum severance payment of 24 months’ salary plus two times his current target bonus provided he signs a general release of claims. “Cause” means Mr. Winningham’s (i) unauthorized use or disclosure of our confidential information or trade secrets, which use causes material harm to us, (ii) conviction of a felony under the laws of the U. S. or any state thereof, (iii) gross negligence, or (iv) repeated failure to perform lawful assigned duties for thirty days after receiving written notification from our board of directors.
In addition, our employees whose employment terminated in connection with the Restructuring, including Mr. Pasqualone and Dr. Worboys, were offered severance benefits in exchange for a release of claims. The actual benefits received by Mr. Pasqualone and Dr. Worboys are quantified and described below.
The table below reflects the potential payments and benefits to which our named executive officers would be entitled under the arrangements described above. The amounts shown in the table below assume that both the change in control (if applicable) and termination of employment occurred on December 31, 2021 (the last business day of the 2021 fiscal year) and that all eligibility requirements under the severance plan (or in the case of Mr. Winningham, pursuant to his offer letter) were met. Although Mr. Winningham would be eligible for a tax gross-up payment pursuant to the severance plan as described above, a change in control as of December 31, 2021 would not have resulted in potential payments or benefits that would have triggered excise taxes under IRC Section 4999 and a gross-up amount is therefore not included in the table below.
The following assumptions were used in calculating the values described in the table below:
•
Value of Option Acceleration:   The value of the vesting acceleration was calculated by multiplying the number of unvested option shares by the difference between the closing price of our ordinary shares on December 31, 2021 (which was $11.05 per share) and the exercise price of the option.

•
Value of Restricted Ordinary Shares and Restricted Share Unit Acceleration:   The value of the vesting acceleration of the restricted ordinary shares and unvested RSUs was calculated by multiplying the number of unvested shares or RSUs by the closing price of our ordinary shares on December 31, 2021 (which was $11.05 per share).

Name	Bonus for Year of Termination ($)(1)	Cash Severance ($)(2)	Vacation Payout ($)	Options that Vest ($)	Restricted Shares or RSUs that Vest ($)(3)	Health and Welfare ($)(4)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(i)
Rick E Winningham(5)	628,459	3,351,779	100,710	—	3,541,525	88,855	7,711,328
Andrew A. Hindman	286,003	1,287,014	54,998	—	4,346,418	53,818	6,028,250
Rhonda F. Farnum	230,000	1,035,000	37,485	—	3,323,807	53,818	4,680,110
Richard A. Graham	232,875	1,047,938	44,782	—	4,749,633	88,855	6,164,082
Kenneth R. Pitzer	212,751	957,377	30,009	—	1,352,918	88,855	2,641,910
Frank Pasqualone(6)	276,664	1,244,988	—	—	1,352,918	53,818	2,928,388
Philip D. Worboys(6)	267,807	1,205,129	—	—	808,031	88,855(7)	2,280,967

(1)
Reflects payment of the officer’s 2021 bonus at target.

(2)
Reflects payment of 150% or 200% of the officer’s base salary and target bonus, as applicable.

(3)
Reflects full vesting of all unvested RSAs and RSUs, with the exception of PSUs. In the case of PSUs it includes vesting of (i) 38,845 of the Hindman 2021 PSUs, which was determined by linear interpolation between the base value of $8.19 per share and the price milestone for the first tranche of $12; (ii) 68% of the Graham 2021 RSUs, which is equal to two times the percentage by which the closing price of our ordinary shares on December 31, 2021, $11.05, is greater than the base value of $8.19 per share, rounded down to the nearest whole percent and (iii) 34% of the Farnum PSUs, which is equal to two times the percentage by which the closing price of our ordinary shares on December 31, 2021, $11.05, is greater than the base value of 8.19 per share, rounded down to the nearest whole percent and following forfeiture of 50% of the initial Farnum PSUs.

(4)
Reflects the cost of each officer’s COBRA premiums for 18 months.

(5)
If Mr. Winningham’s employment had been terminated by the Company without cause on December 31, 2021 other than in connection with a change in control, he would have been entitled to receive the cash severance payments indicated in column (c) and the vacation payout in column (d) but no other benefits.

(6)
In connection with their actual termination of employment on November 30, 2021, Mr. Pasqualone and Dr. Worboys remained eligible for benefits under our change in control severance plan had a change in control occurred on or prior to February 28, 2022. As a change in control did not occur during that period, these benefits were not received. The table below reflects the actual payments and benefits that Mr. Pasqualone and Dr. Worboys received in connection with their termination in November 2021 (including COBRA accrued through December 31, 2021):

Name	Cash Severance ($)	Vacation Payout ($)	Accelerated Vesting of Equity Awards ($)	Health and Welfare ($)	Total ($)
(a)	(c)	(d)	(f)	(g)	(i)
Frank Pasqualone	127,691	46,834	414,212	8,790	597,527
Philip D. Worboys	123,603	51,499	414,212	14,519	603,833

(7)
The amount reflects the value of the full entitlement, however, Dr. Worboys’ COBRA coverage ended January 1, 2022.

Pay Ratio Disclosure
As required by the Dodd-Frank Act and SEC rules, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Rick E Winningham, our Chief Executive Officer:

For our fiscal year ended December 31, 2021:
•
The annual total compensation of the employee who was determined last year to be our median employee was $440,558; and

•
The annual total compensation of our CEO, as reported in the 2021 Summary Compensation Table included elsewhere in this Proxy Statement, was $4,451,942.

•
Based on this information the ratio of the annual total compensation of Mr. Winningham to that of our median employee was approximately 10:1.

The above ratio is appropriately viewed as an estimate. We identified this employee by reviewing the Form W-2 compensation (specifically, Box 5 of such Form) of our U.S. employees as of December 31, 2021 for the period from January 1, 2021 through December 31, 2021 and an amount equivalent to the Form W-2, Box 5 for the Irish employees consisting of the total amount of earnings paid to each employee, including regular earnings such as salary and bonuses, and benefits that would be taxable in the U.S. As of December 31, 2021, we had 159 employees, including 16 employees outside of the U.S. No cost of living or other adjustments were made in determining our Median Employee. Once we identified our median employee, using the methodology described above, we determined that employee’s annual total compensation in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K for purposes of calculating the required pay ratio.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information known to us regarding beneficial ownership of our voting securities as of February 28, 2022 by:
•
each person known by us to be the beneficial owner of more than 5% of any class of our voting securities;

•
our named executive officers;

•
each of our directors; and

•
all executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as noted by footnote, and subject to community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all ordinary shares shown as beneficially owned by them. The table below is based upon information supplied by officers, directors, Forms 4 and 13F, and Schedules 13G and 13D filed with the SEC.
This table lists applicable percentage ownership based on 75,901,646 ordinary shares outstanding as of February 28, 2022. Options to purchase our ordinary shares that are exercisable within 60 days of February 28, 2022 and RSUs subject to release within 60 days of February 28, 2022 are deemed to be beneficially owned by the persons holding these options and RSUs, as applicable, for the purpose of computing percentage ownership of that person, but are not treated as outstanding for the purpose of computing any other person’s ownership percentage.
	Beneficial Ownership
Name and Address of Beneficial Owner(1)	Number of Ordinary Shares	Percent of Total Outstanding Ordinary Shares(2)
5% Shareholders
The Baupost Group, L.L.C.(3) 10 St. James Ave, Suite 1700 Boston, MA 02116	14,530,996	19.1%
GlaxoSmithKline plc(4) 980 Great West Road Brentford, Middlesex TW8 9GS, United Kingdom	9,644,807	12.7%
Madison Avenue Partners, LP(5) 150 East 58th Street 14th Floor New York NY 10155	6,648,025	8.8%
The Vanguard Group, Inc.(6) 100 Vanguard Blvd. Malvern, PA 19355	6,299,823	8.3%
OrbiMed Capital LLC(7) 601 Lexington Avenue, 54th Floor New York, NY 10022	5,456,780	7.2%
BlackRock, Inc.(8) 55 East 52nd Street New York, NY 10055	5,002,363	6.6%

	Beneficial Ownership
Name and Address of Beneficial Owner(1)	Number of Ordinary Shares	Percent of Total Outstanding Ordinary Shares(2)
Named Executive Officers and Directors
Rick E Winningham(9)	1,516,867	2%
Andrew A. Hindman(10)	246,177	*
Rhonda F. Farnum(11)	202,834	*
Richard A. Graham	73,997	*
Kenneth R. Pitzer	282,623	*
Frank Pasqualone	341,135	*
Philip D. Worboys	233,078	*
Eran Broshy(12)	97,034	*
Burton G. Malkiel, Ph.D.(13)	142,605	*
Dean Mitchell(14)	97,034	*
Susan M. Molineaux, Ph.D.(15)	85,034	*
Donal O’Connor(16)	78,034	*
Deepika R. Pakianathan, Ph.D.(17)	35,395	*
Laurie Smaldone Alsup, M.D.(18)	70,310	*
William D. Young(19)	114,158	*
All executive officers and directors as a group (16 persons)(20)	3,717,259	4.8%

*
Less than one percent.

(1)
Unless otherwise indicated, the address for each beneficial owner is c/o Theravance Biopharma US, Inc., 901 Gateway Boulevard, South San Francisco, California 94080.

(2)
Beneficial ownership as reported in the table has been determined in accordance with SEC rules and regulations and includes our ordinary shares that may be issued upon the exercise of options that are exercisable within 60 days of February 28, 2022 and RSUs subject to release within 60 days of February 28, 2022. Pursuant to SEC rules and regulations, all shares not currently outstanding that are subject to options exercisable within 60 days of February 28, 2022 and RSUs subject to release within 60 days of February 28, 2022 are deemed to be outstanding for the purpose of computing “Percent of Class” held by the holder of the class but are not deemed to be outstanding for the purpose of computing the “Percent of Class” held by any other shareholder.

(3)
Based on the Amendment No. 5 to Schedule 13G filed with the SEC on February 11, 2022 by The Baupost Group, L.L.C. (“Baupost”), Baupost Group GP, L.L.C. (“BG GP”) and Seth A. Klarman. Baupost, BG GP and Seth A. Klarman each holds shared voting and dispositive power of 14,530,996 shares. Baupost is a registered investment adviser and acts as an investment adviser and general partner to various private investment limited partnerships. Securities reported in the Amendment No. 5 to Schedule 13G as being beneficially owned by Baupost were purchased on behalf of certain of such partnerships. BG GP, is the Manager of Baupost, and Seth A. Klarman, is the Managing Member of BG GP and a controlling person of Baupost.

(4)
Based on the Amendment No. 8 to Schedule 13D filed with the SEC on February 10, 2022 by GlaxoSmithKline plc.

(5)
Based on the Amendment No. 1 to Schedule 13G filed with the SEC on February 14, 2022 by Madison Avenue Partners, LP (“Madison Partners”). Madison Partners, Madison Avenue International LP, EMAI Management, LLC, Madison Avenue GP, LLC, Caraway Jackson Investments LLC, and Eli Samaha each has shared voting and dispositive power of 6,648,025 shares. As of December 31, 2021, Madison Avenue International LP beneficially owned 6,648,025 Ordinary Shares. Madison Avenue Partners, LP and Madison Avenue GP, LLC, as the investment manager and general partner of Madison Avenue International LP, respectively, may be deemed to be the beneficial owner of the Ordinary Shares owned directly by Madison Avenue International LP. EMAI Management, LLC, as the general partner of Madison Avenue Partners, LP, may be deemed to be the beneficial owner of the Ordinary Shares owned directly by Madison Avenue International LP. Caraway Jackson Investments LLC, as

the owner of Madison Avenue GP, LLC, may be deemed to be the beneficial owner of the Ordinary Shares owned directly by Madison Avenue International LP. Mr. Samaha, as the non-member manager of Madison Avenue GP, LLC, the managing member of EMAI Management, LLC, and the majority owner of Caraway Jackson Investments LLC, may be deemed to be the beneficial owner of the Ordinary Shares owned by Madison Avenue International LP.
(6)
Based on the Amendment No. 5 to Schedule 13G filed with the SEC on February 10, 2022 by The Vanguard Group, Inc. (“Vanguard”). Vanguard has shared voting power of 105,571 shares, sole dispositive power of 6,153,928 shares and shared dispositive power of 145,895 shares. The Vanguard Group, Inc.’s clients, including investment companies registered under the Investment Company Act of 1940 and other managed accounts, have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the securities. No one other person’s interest in the securities reported herein is more than 5%.

(7)
Based on the Amendment No. 1 to Schedule 13G filed with the SEC on February 11, 2022 by OrbiMed Advisors LLC (“OrbiMed Advisors”). OrbiMed Capital LLC (“OribMed Capital”) holds sole voting and dispositive power of 5,456,780 shares. OrbiMed Advisors holds shared voting and dispositive power of 517,755 shares. OrbiMed Capital and OrbiMed Advisors hold the shares on behalf of other persons who have the right to receive or the power to direct the receipt of dividends from, or proceeds from the sale of, such securities. No one such other person’s interest the shares relates to more than five percent of the class. OrbiMed Advisors and OrbiMed Capital exercise investment and voting power over the shares through a management committee comprised of Carl L. Gordon, Sven H. Borho, and W. Carter Neild, each of whom disclaims beneficial ownership of the shares.

(8)
Based on the Amendment No. 9 to Schedule 13G filed with the SEC on February 3, 2022 by BlackRock, Inc. (“Blackrock”). Blackrock has sole voting power of 4,730,536 shares and sole dispositive power of 5,002,363 shares. The subsidiaries included in the report were as follows: Aperio Group, LLC, BlackRock (Netherlands) B.V., BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management Schweiz AG, BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Fund Managers Ltd, BlackRock Institutional Trust Company, National Association, BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Limited, BlackRock Investment Management, LLC, BlackRock Japan Co., Ltd., BlackRock Life Limited.

(9)
Includes 400,000 shares subject to options exercisable within 60 days of February 28, 2022.

(10)
Includes 167,917 shares subject to options exercisable within 60 days of February 28, 2022.

(11)
Includes 131,250 shares subject to options exercisable within 60 days of February 28, 2022.

(12)
Includes: (i) 46,000 shares subject to options exercisable within 60 days of February 28, 2022 and (ii) 9,828 RSUs subject to release within 60 days of February 28, 2022.

(13)
Includes: (i) 46,000 shares subject to options exercisable within 60 days of February 28, 2022 and (ii) 9,828 RSUs subject to release within 60 days of February 28, 2022.

(14)
Includes: (i) 46,000 shares subject to options exercisable within 60 days of February 28, 2022 and (ii) 9,828 RSUs subject to release within 60 days of February 28, 2022.

(15)
Includes: (i) 34,000 shares subject to options exercisable within 60 days of February 28, 2022 and (ii) 9,828 RSUs subject to release within 60 days of February 28, 2022.

(16)
Includes: (i) 34,000 shares subject to options exercisable within 60 days of February 28, 2022 and (ii) 9,828 RSUs subject to release within 60 days of February 28, 2022.

(17)
Includes: (i) 17,500,000 shares subject to options exercisable within 60 days of February 28, 2022 and (ii) 9,828 RSUs subject to release within 60 days of February 28, 2022.

(18)
Includes: (i) 35,500 shares subject to options exercisable within 60 days of February 28, 2022 and (ii) 9,828 RSUs subject to release within 60 days of February 28, 2022.

(19)
Includes: (i) 46,000 shares subject to options exercisable within 60 days of February 28, 2022 and (ii) 9,828 RSUs subject to release within 60 days of February 28, 2022.

(20)
Includes an aggregate of (i) 1,059,167 shares subject to options exercisable within 60 days of February 28, 2022, and (ii) 78,624 RSUs subject to release within 60 days of February 28, 2022.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides information as of December 31, 2021 with respect to our ordinary shares that may be issued under our existing equity compensation plans.
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by shareholders	11,024,007(1)	25.18(3)	5,360,519(4)(5)
Equity compensation plans not approved by shareholders	201,410(2)	17.17	218,611
Total	11,225,417	24.62	5,579,130

(1)
Includes 2,670,158 shares issuable upon exercise of outstanding options and 8,353,849 shares issuable upon vesting of outstanding RSUs.

(2)
Includes 201,410 shares issuable upon exercise of outstanding options and no outstanding RSUs.

(3)
Does not take into account outstanding RSUs as these awards have no exercise price.

(4)
Includes 2,658,006 ordinary shares available under our Employee Share Purchase Plan.

(5)
On January 1st of each year, commencing on January 1, 2015 and ending on and including January 1, 2023, the number of authorized ordinary shares under our 2013 Equity Incentive Plan automatically increases by a number of ordinary shares equal to the least of (i) 5% of the total number of outstanding ordinary shares on December 31st of the prior year, (ii) 3,428,571 ordinary shares or (iii) a number of ordinary shares determined by our board of directors. On January 1st of each year, commencing on January 1, 2015 and ending on and including January 1, 2033, the number of authorized ordinary shares under our Employee Share Purchase Plan automatically increases by a number of ordinary shares equal to the least of (i) 1% of the total number of outstanding ordinary shares on December 31st of the prior year, (ii) 571,428 ordinary shares or (iii) a number of ordinary shares determined by our board of directors.

The Theravance Biopharma, Inc. 2014 New Employee Equity Incentive Plan (“2014 Plan”) is a non-shareholder approved plan, which was adopted by our board of directors on October 22, 2014 and is intended to satisfy the requirements of Nasdaq Listing Rule 5635(c)(4) or any successor thereto. Nonstatutory share options, share appreciation rights, restricted shares and share units may be granted under the 2014 Plan to new employees of Theravance Biopharma. Our board of directors authorized 750,000 of our ordinary shares for issuance under the 2014 Plan. All option grants made pursuant to the plan must have an exercise price per share of no less than 100% of the fair market value per ordinary share on the grant date. Each option or other equity incentive award granted pursuant to the plan will vest in installments over the holder’s period of service with us. Additional features of the 2014 Plan are described in Note 10 to our consolidated financial statements in our Annual Report on Form 10-K filed on February 28, 2022.

RELATED PARTY TRANSACTIONS
In addition to the compensation arrangements with our directors and executive officers described elsewhere in this proxy statement, the following is a description of each transaction since January 1, 2021 and each currently proposed transaction in which:
•
we have been or are to be a participant;

•
the amount involved exceeds or will exceed $120,000; and

•
any of our directors, executive officers or holders of more than 5% of our shares, or any immediate family member of or person sharing the household with any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.

Indemnification Agreements
We have entered into indemnification agreements with each of our directors and executive officers and certain other employees. The indemnification agreements will provide that we indemnify each of our directors, executive officers and such other employees against any and all expenses incurred by that director, executive officer, or other employee because of his or her status as one of our directors, executive officers, or other employees, to the fullest extent permitted by applicable law and our Amended and Restated Memorandum and Articles of Association. In addition, the indemnification agreements provide that, to the fullest extent permitted by the applicable laws, we will advance all expenses incurred by our directors, executive officers and other employees in connection with a legal proceeding.
Legal Services
We have engaged Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, of which Mr. Gunderson, one of our former directors, is a founding partner, as our primary legal counsel. Fees and reimbursable expenses are incurred in the ordinary course of business, and during the year ended December 31, 2021 we paid approximately $500,000 to Gunderson Dettmer for legal services. Mr. Gunderson’s interest in these fees is not readily calculable. We believe the services rendered to us by Gunderson Dettmer were on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party. Mr. Gunderson no longer serves on our board of directors. We expect to continue to retain the services of Gunderson Dettmer in the future.
Review, Approval or Ratification of Transactions with Related Persons
Transactions, arrangements or relationships in which we were, are or will be a participant and the amount involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest are subject to review, approval or ratification by our audit committee or the independent members of our board of directors. Our board of directors has adopted written policies and procedures with respect to related person transactions and our audit committee has the principal responsibility for reviewing related person transactions. In conformance with SEC regulations, these policies and procedures define related persons to include our executive officers, our directors and nominees to become a director of our company, any person who is known to us to be the beneficial owner of more than 5% of any class of our voting securities, any immediate family member of any of the foregoing persons, and any firm, corporation or other entity in which any of the foregoing persons is employed, is a general partner or in which such person has a 5% or greater beneficial ownership interest. As set forth in our policies and procedures, it is our general policy to approve or ratify related person transactions only when the board of directors or a committee of the board of directors determines that the transaction is in, or is not inconsistent with, our and our shareholders’ best interests, including situations where we may obtain products or services of a nature, quantity or quality, or on other terms, that are not readily available from alternative sources or when the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act requires that our executive officers and directors and persons who own more than 10% of our ordinary shares file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. We believe that during the fiscal year ended December 31, 2021, our directors, executive officers and greater than 10% shareholders complied with all applicable Section 16(a) filing requirements. In making this statement, we have relied upon a review of the copies of Section 16(a) reports filed with the SEC during the fiscal year ended December 31, 2021 and written representations from certain parties that no other reports were due.

AUDIT COMMITTEE REPORT
The information contained in the following report of Theravance Biopharma’s audit committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by Theravance Biopharma under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that Theravance Biopharma specifically incorporates it by reference.
Role of the Audit Committee
The audit committee operates under a written charter adopted by our board of directors. The audit committee of our board of directors oversees our accounting practices, system of internal controls, audit processes and financial reporting processes. Among other things, our audit committee is responsible for reviewing our disclosure controls and processes, and the adequacy and effectiveness of our internal controls. It also discusses the scope and results of the audit with our independent registered public accounting firm, reviews with our management and our independent registered public accounting firm our interim and year-end operating results and, as appropriate, initiates inquiries into aspects of our financial affairs. Our audit committee is responsible for establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. In addition, our audit committee has sole and direct responsibility for the appointment, retention, compensation and oversight of the work of our independent registered public accounting firm, including approving services and fee arrangements. Significant related party transactions will be approved by our audit committee before we enter into them, as required by applicable rules and listing standards. A more detailed description of the functions and responsibilities of the audit committee can be found in Theravance Biopharma’s audit committee charter, published on the corporate governance section of Theravance Biopharma’s website at www.theravance.com.
The audit committee oversees our financial reporting process on behalf of the board of directors. Management is responsible for our internal controls, financial reporting process, selection of accounting principles, determination of estimates and compliance with laws, regulations and ethical business conduct. Our independent registered public accounting firm is responsible for expressing an opinion as to the conformity of our consolidated financial statements with generally accepted accounting principles.
Review of Audited Financial Statements for the Year ended December 31, 2021
The audit committee has reviewed and discussed with Theravance Biopharma’s management and Ernst & Young LLP the audited consolidated financial statements of Theravance Biopharma for the year ended December 31, 2021. The audit committee has also discussed with Ernst & Young LLP the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board regarding communications between our independent registered public accounting firm and audit committee.
The audit committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with Ernst & Young LLP its independence from Theravance Biopharma, Inc.
In performing its functions, the audit committee acts in an oversight capacity and necessarily relies on the work and assurances of our management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm, Ernst & Young LLP, who in their report express an opinion on the conformity of our annual financial statements with accounting principles generally accepted in the United States and the effectiveness of our internal control over financial reporting. It is not the duty of the audit committee to plan or conduct audits, to determine that our financial statements are complete and accurate and are in accordance with generally accepted accounting principles, or to assess or determine the effectiveness of our internal control over financial reporting.
Within this framework, the audit committee has reviewed and discussed with management Theravance Biopharma’s audited financial statements as of and for the year ended December 31, 2021 and its internal control over financial reporting. The audit committee has also discussed with the independent registered public accounting firm, Ernst & Young LLP, the matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees,” issued by the Public Company Accounting Oversight Board. In addition, the audit committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.
Based on the review and discussions referred to above, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in Theravance Biopharma’s annual report on Form 10-K for the year ended December 31, 2021 for filing with the SEC.
Submitted by the audit committee
Burton G. Malkiel, Ph.D., Chairman
Eran Broshy
Donal O’Connor
Deepika R. Pakianathan, Ph.D.

OTHER MATTERS
We know of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the proxy card to vote the shares they represent as recommended by the board of directors.
It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote at your earliest convenience on the Internet or by telephone as instructed, or by executing and returning a proxy card in the envelope provided.
THE BOARD OF DIRECTORS March 25, 2022

Theravance Biopharma

Medicines That Make a Difference®

VOTE

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

000004

ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

Your vote matters – here's how to vote!

Online
Go to **www.investorvote.com/TBPH** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

2022 Annual General Meeting Proxy Card

1234 5678 9012 345

+

1. Election of Directors:

	For	Against	Abstain		For	Against	Abstain
01 - Rick E Winningham	☐	☐	☐	02 - Donal O'Connor	☐	☐	☐

C 1234567890 J N T

2 1 B M 5 3 6 1 9 2

+

03LKRA

ENDORSEMENT_LINE______________ SACKPACK 000000000.000000 ext000000000.000000 ext000000000.000000 ext000000000.000000 ext000000000.000000 ext 000000000.000000 extYour vote matters – here’s how to vote!You may vote online or by phone instead of mailing this card.Votes submitted electronically must bereceived by 11:59 PM, Eastern Time, on April 25, 2022OnlineGo to www.investorvote.com/TBPH or scanthe QR code — login details are located inthe shaded bar below. PhoneCall toll free 1-800-652-VOTE (8683) withinthe USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery atwww.investorvote.com/TBPH Using a black ink pen, mark your votes with an X as shown in this example.Please do not write outside the designated areas. 2022 Annual General Meeting Proxy Card THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE ELECTION OF EACH OF THEDIRECTORS A AND “FOR” ITEM 2. 1. Election of Directors: 2. Ratify the appointment of Ernst & Young LLP as Theravance Biopharma, Inc.’s independent registered public accounting firmfor the fiscal year ending December 31, 2022. For Against Abstain Authorized Signatures — This section must be completed for your vote to count. Date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE ANDMR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE ANDMR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 5 3 6 1 9 2

Important notice regarding the Internet availability of proxy materials for the Annual General Meeting of Shareholders.The Proxy Statement and the 2021 Annual Report on Form 10-K are available at: http://investor.theravance.com/proxy. Small steps make an impact.Help the environment by consenting to receive electronicdelivery, sign up at www.investorvote.com/TBPHAnnual General Meeting of Shareholders — April 26, 2022THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANYThe undersigned hereby appoints Rick E Winningham and Andrew A. Hindman, and each of them, with power to act without the other and with power ofsubstitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the Ordinary Shares ofTheravance Biopharma, Inc. which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come beforethe Annual General Meeting of Shareholders of the company to be held April 26, 2022 or at any adjournment or postponement thereof, with all powers whichthe undersigned would possess if present at the Meeting.(Continued and to be marked, dated and signed, on the other side)Proxy — THERAVANCE BIOPHARMA, INC.q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.